Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is executed as of December 16, 2011 (the “Effective Date”), by and among RECYCOOL, INC., a Minnesota corporation (“Seller”), MARTY ROSAUER, an individual (“M. Rosauer”), KURT ROSAUER, an individual (“K. Rosauer”), DENNIS SCOTT, an individual (“Scott” and collectively with M. Rosauer and K. Rosauer, the “Selling Principals”), and GlyEco Acquisition Corp #1, an Arizona corporation (“Buyer”) and wholly-owned subsidiary of GlyEco, Inc., a Nevada corporation (“GlyEco” or the “Parent Company”). For purposes of this Agreement, Seller, each of the Selling Principals, Buyer and Parent Company are sometimes individually referred to as a “Party” and collectively, as the “Parties.” All capitalized terms, if not otherwise defined in the body of this Agreement, will have the meaning assigned to such terms in Schedule 1-A attached hereto.

RECITALS

A.           Seller operates a business located in Minneapolis, Minnesota, relating to processing used glycol streams, primarily used antifreeze, and selling glycol as remanufactured product, including the collection and distribution businesses relating thereto (the “Business”).

B.           Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Business and substantially all of the assets and properties of Seller upon the terms and subject to the conditions and provisions set forth in this Agreement.

C.           The parties desire that the consummation of the transactions contemplated by this Agreement qualify as to the Seller and the Selling Principals as a tax free reorganization under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended. The Shares being delivered at Closing as consideration are being delivered to the Selling Principals as set forth below as directed by Seller in connection with consummating its Section 368(a)(1)(C) reorganization.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions, and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.           Purchase and Sale. Subject to the terms and conditions of this Agreement, and with the exception of the Excluded Assets (defined below), Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller on the Closing Date, the Business and all of the assets and properties of Seller, including, without limitation, those assets and properties of Seller listed on Schedule 1 attached hereto and/or otherwise defined in this Section 1, all of which are referred to collectively in this Agreement as the “Assets.” The Assets to be sold to Buyer as provided by this Agreement will be sold and transferred free and clear of all Encumbrances and will include, without limitation, the following items:

1.1           Personal Property. All equipment, tools, machinery, furniture, supplies, materials, and other tangible personal property of Seller used in any manner in connection with the Assets or the Business or located on the Real Property (as defined below), whether owned or leased (“Personal Property”);

1.2           Inventory. All inventories of Seller, wherever located, including all finished goods, work in process, raw materials, spare parts, and all other materials and supplies to be used or consumed by Seller in the production of finished goods or produced or used in connection with the Assets or the Business (“Inventory”);

1.3           Intangible Property. All intangible property, other than previously described, of Seller in any manner related to the Assets or the Business (“Intangible Property”);

1.4           Contractual Rights. Any and all rights of Seller in any manner related to the ownership, possession, lease, or use of the Assets or the Business, rights in or claims under agreements, contracts, leases, permits, licenses, franchises, purchase and sales orders, covenants not to compete, and all other contracts of any nature whatsoever relating to the Assets or the Business (“Contractual Rights”), including, without limitation, the Contractual Rights described on Schedule 1.4 attached to this Agreement;

1.5           Books and Records. All of Seller’s books, records, and other documents and information relating to the Assets or the Business, including, without limitation, all customer, client, vendor, and supplier lists, sales literature, inventory records, referral sources, research and development reports, purchase orders and invoices, sales orders and sales order log books, commission records, correspondence, product data, price lists, quotes and bids, production reports and records, service and warranty records, equipment logs, operating guides and manuals, financial and accounting records, creative materials, advertising materials, promotional materials, studies, reports, and catalogues and brochures of every kind and nature;

1.6           Intellectual Property. All of the following in any manner related to the ownership, possession, operation, or use of the Assets or the Business, including, without limitation, the intellectual property listed on Schedule 6.13 of the Seller Disclosure Schedule (collectively, the “Intellectual Property”):

A.           All trade names, trademarks, service marks, and trade dress, including all registrations and applications therefor (collectively, the “Trademarks”);

B.           All patents and patent applications, including all inventions contained therein, any reissue, continuation, partial continuation, division, extension, or reexamination thereof (collectively, the “Patents”);

C.           All copyrights and mask works, registered or unregistered, statutory or common law, including all applications for registration therefor (collectively, the “Copyrights”);

D.           All trade secrets, know-how, inventions, models, confidential business information, product designs, processes, drawings, formulae, customer lists, supplier and distribution lists, price lists, customer files, computer programs, technical and engineering data, trade information, catalogs, and marketing materials (collectively, the “Other Proprietary Rights”); and

E.           All licenses or similar agreements to which Seller is a party, either as licensee or licensor, relating to Trademarks, Patents, Copyrights, or Other Proprietary Rights (collectively, the “Licenses”);

1.7           Real Property. All right and interest in and to the real property possessed by Seller relating to the Business as specifically described on Schedule 1.7 attached to this Agreement, including, without limitation (i) all privileges, rights, easements, hereditaments, and appurtenances belonging to or for the benefit of such land, (ii) all leases of such land in which the rights and benefits comprising ownership of the land and the improvements thereon or to be constructed thereon, if any, are transferred to the tenant (and all land, improvements, and appurtenances subject to such leases), and (iii) all water, mineral, oil, gas, and other hydrocarbons located in, on, or under such land (collectively, the “Real Property”);

1.8           Accounts Receivable.  All of Seller’s (i) trade accounts receivable less than ninety days and other rights to payment from customers of Seller and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of Seller, (ii) all other accounts or notes receivable of Seller and the full benefit of all security for such accounts or notes, and (iii) any claim, remedy, or other right related to any of the foregoing;

1.9           Goodwill. Goodwill of Seller, all related tangibles and intangibles, which relate to the Assets or the Business and all rights to continue to use the Assets; and

1.10         Miscellaneous Assets. Any and all other assets, properties, rights, or other interests of Seller, tangible or intangible, used in connection with the Assets or the Business.

2.           Excluded Assets; Assumed Liabilities.

2.1           Excluded Assets. Buyer will not acquire those assets of Seller specifically described on Schedule 2.1 attached to this Agreement (the “Excluded Assets”), which will remain the property of Seller after the Closing.

2.2           Assumed Liabilities; Retained Liabilities. Buyer will not assume or be deemed to have assumed, or to have any obligations to Seller, Selling Principals, or third parties with respect to, any liabilities or obligations of Seller, except for the liabilities and obligations specifically specified on Schedule 2.2 attached to this Agreement (“Assumed Liabilities”), whether such other liabilities and obligations arose or arise before or after, or mature before or after, the Closing. All liabilities and obligations of Seller, except for the Assumed Liabilities, will be deemed to be “Retained Liabilities” and will be retained, paid, performed, and discharged solely by Seller.

3.           Purchase Price; Holdback; Closing.

3.1           The Purchase Price. The total aggregate purchase price for the Assets will be $525,000 (the “Purchase Price”), which will be composed (subject to adjustment as provided herein) of the aggregate of 525,000 restricted shares of Common Stock (the “Shares”), $0.0001 par value per share (the “Common Stock”) of the Parent Company.  The Shares to be issued shall not have been registered under any applicable securities laws and shall be characterized as restricted securities under the federal securities laws and any state securities laws. Each certificate evidencing the Shares shall bear the legend or a similar legend detailed in Section 10.8.  The Parties agree and acknowledge that the fair market value for each of the Shares at the time of execution of that certain deal points memo, dated July 28, 2011 relating to the Contemplated Transactions was $1.00 per Share.

3.2           Payment of the Purchase Price; Holdback. The Purchase Price will be payable to Seller as follows:

A. Payment at Closing.  At the Closing, the Parent Company will issue to the Seller an aggregate of 417,500 of the Shares of Common Stock registered in the name of the Selling Principals.

B. Hold-Back. At the Closing, the Parent Company will hold in an account of Buyer (the “Escrow”) a certificate evidencing 107,500 of the remaining restricted Shares of the Parent Company registered in the name of the Selling Principals, to be held and disbursed to Seller as described in this Section 3.2.

1.
Net Working Capital.  At the Closing, Seller will have a Net Working Capital of $55,000.  At least $10,000 of that Net Working Capital will be cash.  For purposes of this Agreement, “Net Working Capital” means the sum of the line items for cash and accounts, minus the sum of the line items for current liabilities and the current portion of long- term debt as set forth in Seller’s Closing Financial Statements (as defined below).  The Parties may negotiate for other unencumbered assets such as Inventory to account for a portion of the Net Working Capital. Upon verification of the Net Working Capital at Closing, Buyer will pay or cause to be paid to Seller 55,000 Shares or the amount of shares determined under Section 3.2 within 15 business days of the determination.

2.
One Year Escrow for Representations and Warranties.  At the Closing, 52,500 of the Shares will remain in the Escrow until the first anniversary of the Closing Date to secure the obligations, representations and warranties, and indemnification obligations of Seller and Selling Principals under this Agreement and the Ancillary Documents, and will be subject to offset and may be disbursed to Buyer in connection with any such obligations, representations and warranties, and indemnification obligations of Seller and Selling Principals under this Agreement and the Ancillary Documents.

C. Net Working Capital Adjustment. If Net Working Capital exceeds $55,000 at the Closing, Buyer will remit the full amount of the overage to Seller within 15 business days of the Closing. If Net Working Capital is less than $55,000 at the Closing, then the Purchase Price payable at Closing under Section 3.2 will be decreased by the amount that Net Working Capital is less than $55,000. Within 15 days following the Closing, Buyer will prepare and deliver to Seller and Selling Principals financial statements of Seller to be dated as of the Closing Date (the “Closing Financial Statements”). Buyer will then determine the Net Working Capital as of the Closing Date based upon the Closing Financial Statements, which will be calculated based upon GAAP, and will be determined in good faith by Buyer’s chief financial officer. All calculations and determinations of Net Working Capital will be final and binding on all Parties for purposes of this Section 3.2.C.

D. Hold-Back Shares. Nothing contained in this Section 3.2 will be construed to require Buyer to hold any Shares in escrow in any fiduciary capacity or to treat any portion of the funds or Shares held in any manner other than as a debt. The rights of Buyer under this Section 3.2 will not be exclusive, and Buyer, at its option, will be entitled to proceed against Seller and Selling Principals to recover any monies which become due to it under this Agreement.  At all times any Shares are held under Section 3.2.B above, Buyer and Parent Company may offset any or all such Shares against any liabilities of Seller or Selling Principals under this Agreement or any Ancillary Documents for indemnification for otherwise, as determined by Buyer or Parent Company, at the rate of one Share for each $1.00 of liability.

3.3           Allocation of the Purchase Price. The Purchase Price will be allocated in accordance with Schedule 3.3. The Parties will cooperate with their respective accounting and tax agents to report the allocation of the Purchase Price among the Assets to the appropriate taxing authorities as set forth in Schedule 3.3.

3.4           Closing Date. The “Closing Date” or “Closing” will occur on January 2, 2012, or on such later date when all conditions under this Agreement are satisfied in full, and will take place at the offices of legal counsel to Buyer, Hool Law Group PLC, 2398 East Camelback Road, Suite 1020, Phoenix, Arizona, 85016, or at such other time and place as the Parties may agree to in writing. The Closing may occur by courier or mail.

3.5           Payment of Taxes and Other Charges. Seller will pay any and all Tax which may be imposed by any Governmental Entity with respect to the sale of the Assets and Assumed Liabilities pursuant to this Agreement.

4.           Conditions to Obligation of Buyer to Perform. The obligation of Buyer to purchase the Assets and assume the Assumed Liabilities from Seller at the Closing is subject to the satisfaction, on or before the Closing Date, of all of the following conditions precedent, any or all of which may be waived by Buyer by delivery to Seller of a written notice of such waiver:

4.1           Representations and Warranties True on the Closing Date. The representations and warranties of Seller and Selling Principals contained in this Agreement, in the Ancillary Documents, and in any other certificate, Contract, instrument, or statement delivered by Seller and Selling Principals in connection with this Agreement, any Ancillary Document, or the Contemplated Transactions, will be true and correct on and as of the Effective Date, and again on the Closing Date, as though such representations and warranties were made on and as of the Closing Date;

4.2           Compliance With Agreement. Seller and Selling Principals will have performed and complied with all agreements, covenants, conditions, and obligations required by this Agreement to be performed or complied with by Seller and Selling Principals prior to or on the Closing Date;

4.3           Approval of Documentation. The form and substance of all Ancillary Documents delivered to Buyer under this Agreement and required to carry out this Agreement will be approved by Buyer;

4.4           Third Party Consents. Seller will have obtained all consents, waivers, permits, approvals, and authorizations and completed all filings or registrations required and will have delivered executed copies or other written evidence thereof to Buyer;

4.5           Compliance with Legal Requirements. Seller and Selling Principals will have complied with, and will be in compliance with all Legal Requirements applicable to Seller, Selling Principals, the Assets, and the Business;

4.6           Government Authorizations. Seller and Selling Principals will have obtained any and all Governmental Authorizations applicable to Seller, Selling Principals, the Assets, and the Business;

4.7           Transfer of Licenses. Seller will have transferred or assigned to Buyer on or before the Closing Date, all licenses, permits, franchises, certificates, and authorizations which are transferable or assignable and which are required or necessary to enable Buyer to purchase the Assets and the Business pursuant to the terms and conditions of this Agreement;

4.8           Assignment of Warranties. Seller will have assigned to Buyer any and all warranties covering or affecting the Assets, if applicable;

4.9           Sales and Use Taxes. Seller will have delivered to Buyer good standing letters or other evidence of payment showing that no Taxes are due to any Governmental Entity or in any state, county, or municipal jurisdictions where such Taxes are required to be paid by Seller;

4.10         Payment of Liabilities. Seller will pay or otherwise satisfy in the Ordinary Course of Business all of its liabilities and obligations and will comply with the bulk transfer provisions of the Uniform Commercial Code and the Uniform Fraudulent Transfer Act (or any similar Legal Requirements) (collectively, the “Bulk Sales Laws”) in connection with the Contemplated Transactions;

4.11         IP Assignment. At the Closing, Seller and Selling Principals will have executed and delivered to Buyer an Assignment of Intellectual Property (the “IP Assignment”), substantially in the form attached as Exhibit A, and such other certificates, instruments, Contracts, and documents as requested by Buyer confirming Buyer’s full ownership of the Intellectual Property or necessary to perfect Buyer’s ownership of and exclusive right to the Intellectual Property;

4.12         Noncompetition Agreement. At the Closing, Seller and each of the key individuals identified by Buyer and set forth on Schedule 4.12 attached to this Agreement will have executed and delivered to Buyer a Noncompetition and Confidentiality Agreement (the “Noncompetition Agreement”), substantially in the form attached as Exhibit B, and will not have taken any action prior to entering into the Noncompetition Agreement that would otherwise constitute a violation of such agreement;

4.13         Subscription Documents. At the Closing, Seller will have executed and delivered to Buyer a Subscription Agreement, substantially in the form attached as Exhibit C, and an Accredited Investor Questionnaire, substantially in the form attached as Exhibit D (collectively, the “Subscription Documents”);

4.14         Due Diligence. Buyer will have been satisfied, in its sole and absolute discretion, with the results of its customary legal, accounting, and business due diligence investigation of Seller, the Assets, and the Business, and the Contemplated Transactions will be in compliance with the requirements imposed by any underwriters, brokers, or other parties relating to GlyEco’s anticipated financing;

4.15         Legal Opinion. At the Closing, Seller will cause its legal counsel to deliver to Buyer a legal opinion, in form and substance acceptable to Buyer (the “Legal Opinion”);

4.16         Net Working Capital. At the Closing, Seller will have and will transfer to Buyer Net Working Capital of not less than $55,000; and

4.17         Real Property Leases. At the Closing, Buyer will have entered into a new lease with the landlord of the premises where Seller’s Business operations are being conducted or will have obtained the landlord’s consent to the assignment of Seller’s current lease for such premises to Buyer, as determined in Buyer’s sole and absolute discretion (collectively, the “Lease Assignment”).

5.           Conditions to Obligation of Seller to Perform. The obligation of Seller to sell the Assets at the Closing is subject to the satisfaction, on or before the Closing Date, of all of the following conditions precedent, any or all of which may be waived by Seller by delivery to Buyer of a written notice of such waiver:

5.1           Representations and Warranties True on the Closing Date. The representations and warranties of Buyer contained in this Agreement, in any Ancillary Document, and in any other certificate, document, instrument, or statement delivered by Buyer in connection with this Agreement, the Ancillary Documents, or the Contemplated Transactions, will be true and correct on and as of the Effective Date, and again on the Closing Date, as though such representations and warranties were made on and as of the Closing Date;

5.2           Compliance With Agreement. Buyer will have performed and complied with all agreements, covenants, conditions, and obligations required by this Agreement to be performed or complied with by Buyer prior to or on the Closing Date;

5.3           Real Property Leases. At the Closing, Buyer will have entered into the Lease
Assignment; and

5.4           Payment of the Purchase Price. Buyer will have paid the Purchase Price as set forth in this Agreement.

6.           Representations and Warranties of Seller and Selling Principals. Except as disclosed in Seller’s and Selling Principals’ Disclosure Schedule delivered to Buyer on the Effective Date and updated at the Closing (the “Seller Disclosure Schedule”), which refers specifically to the representations and warranties in this Agreement and which identifies by Section number the Section and Subsection to which such disclosure relates, Seller and Selling Principals jointly and severally represent and warrant to Buyer that, as of the Effective Date, and again on the Closing Date, as though such representations and warranties were made on and as of the Closing Date:

6.1           Organization and Standing of Seller. Seller is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Minnesota. Seller is qualified to do business as a corporation under the laws of each jurisdiction where Seller conducts its Business. Seller has the requisite corporate power and authority to own, lease, and operate its properties and is duly authorized and licensed to carry on its Business in the places where and in the manner in which its Business is presently being conducted. Seller has the full corporate power, legal capacity, and authority to execute and deliver this Agreement, to consummate the Contemplated Transactions, and to perform its obligations under this Agreement.

6.2           Capacity. The execution and delivery of this Agreement and the Ancillary Documents, the consummation of the Contemplated Transactions, and the performance of Seller’s and Selling Principals’ obligations under this Agreement and the Ancillary Documents have been duly authorized by all officers, directors, shareholders, and other Persons affiliated with Seller and each of the Selling Principals. No other proceedings on the part of Seller or any Selling Principal are necessary in connection therewith. This Agreement constitutes, and each other Ancillary Document to be executed and delivered by Seller and Selling Principals will constitute, valid and binding obligations of Seller and Selling Principals, enforceable against Seller and Selling Principals in accordance with their respective terms. Seller does not presently own or control, directly or indirectly, any interest in any other Person, association, or other business entity. Seller is not a participant in any joint venture, partnership, or similar arrangement.

6.3           Authority. The execution and delivery of this Agreement and the Ancillary Documents by Seller, the consummation of the Contemplated Transactions by Seller, and the performance of Seller’s obligations under this Agreement and the Ancillary Documents will not: (a) violate any provisions of the Articles of Incorporation, Bylaws, or other governing documents of Seller; (b) violate any applicable Legal Requirement; (c) violate any Order which is binding upon Seller or which would have an adverse effect on the Assets, Business, or Assumed Liabilities; or (d) violate, breach, conflict with, constitute a default under (whether with or without notice or lapse of time, or both), result in termination of, or accelerate the performance required by, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, deed of trust, license, Contract, or other instrument or obligation to which Seller or Selling Principals are a party or by which Seller, Selling Principals, the Assets, the Business, or the Assumed Liabilities are bound.

6.4           Governing Documents. A true and complete copy of (i) the Bylaws of Seller, (ii) the Articles of Incorporation of Seller, and (iii) any and all voting agreements, buy-sell agreements, and other officer, director, shareholder, equity owner, or other investor agreements or arrangements to which Seller or any of its officers, directors, shareholders, equity owners, or investors is a party (collectively, the “Seller Documents”) are attached to Schedule 6.4 of the Seller Disclosure Schedule.  The Seller Documents have not been amended, rescinded, or modified and are in full force and effect as of the Closing.

6.5           Consents. No Governmental Authorizations, consents, approvals, filings, or registrations with or by any Governmental Entity or any other Person are necessary in connection with the execution and delivery by Seller or Selling Principals of this Agreement or any Ancillary Document, the consummation by Seller or Selling Principals of the Contemplated Transactions, or the performance of Seller’s or Selling Principals’ obligations under this Agreement or any Ancillary Document.

6.6           Absence of Defaults. Seller is not in default under, or in violation of, any provision of any of the Seller Documents. Seller is not in default under, or in violation of, any provision of any indenture, mortgage, deed of trust, loan agreement, or similar debt instrument, or any other Contract to which Seller is a party or by which Seller is bound or to which any of its properties (including the Assets) are subject, nor is Seller aware of any fact, circumstance, or event that has occurred which, upon notice, lapse of time, or both, would constitute such a default or violation. Seller is not in violation of any applicable Legal Requirement or any statute, rule, regulation, or Order of any Governmental Entity having jurisdiction over the Assets, the Business, Seller, or any of Seller’s properties.

6.7           Financial Statements.

A.           The following documents are attached to Schedule 6.7.A. of the Seller Disclosure Schedule: (a) Seller’s audited statements of income and expenses for the twelve month periods ended December 31, 2009 and December 31, 2010, the balance sheets of Seller as of such dates, and the statements of cash flow of Seller of such dates; and (b) unaudited statements of Seller’s income and expenses and statements of cash flow for the nine-month period ended September 30, 2011, and the balance sheet of Seller as of such date (the “ Seller Interim Balance Sheet”), all certified as being accurate and complete by the Chief Financial Officer of Seller (collectively referred to as the “Seller Financial Statements”).

B.           The Seller Financial Statements do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements or information therein not misleading. The Seller Financial Statements have been prepared in accordance with GAAP throughout the periods indicated and present fairly the financial position and results of operations of Seller as of the dates and for the period represented.

6.8           Books and Records. The books of account and other financial records of Seller, which have been made available to Buyer, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of Seller, which have been delivered to Buyer, contain accurate and complete records of all meetings held of, and corporate action taken by, the officers, directors, equity owners, and shareholders of Seller, and no meeting of any such officers, directors, equity owners, or shareholders has been held for which minutes have not been prepared or are not contained in such minute books.

6.9           Sufficiency of Assets. The Assets (a) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate the Business in the manner presently operated by Seller, and (b) include all of the operating assets of Seller.

6.10         Absence of Specified Changes. From September 30, 2011, there has not been any:

A.          Transaction by Seller except in the Ordinary Course of Business;

B.          Capital expenditures by Seller exceeding $10,000;

C.          Adverse change in the Assets, the Business, the financial condition, liabilities, operations, or prospects of Seller;

D.          Destruction, damage to, or loss of any of the Assets (whether or not covered by insurance) that adversely affects the Assets or the financial condition, business, operations, or prospects of Seller;

E.           Loss of employees, suppliers, or customers or other event or condition of any character adversely affecting the Assets, the Business, or the financial condition, operations, or prospects of Seller;

F.           Change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by Seller;

G.           Revaluation by Seller of any of the Assets or the Business;

H.          Acquisition or disposition of any of the Assets, except in the Ordinary Course of Business;

I.            Amendment or termination of any Contract to which Seller is a party, except in the Ordinary Course of Business;

J.            Loan by Seller to any Person, or guaranty by Seller of any loan;

K.          Mortgage, pledge, security interest, lien, or other Encumbrance of any of the Assets or the Business;

L.           Other event or condition of any character that has or might have an adverse effect on the Assets, the Business, or the financial condition, operations, or prospects of Seller;

M.         Incurrence of any liability or obligation (whether absolute, accrued, or contingent) affecting the Seller;

N.          Distribution on account of any class of stock or other equity security, including, without limitation, any dividend or redemption;

O.          Payment (except in the Ordinary Course of Business) or an increase by Seller of any bonuses, salaries, or other compensation to Selling Principals (or any of their family members) or any shareholder, director, officer, equity owner, agent, affiliate, or employee of Seller or entry into any employment, severance, or similar Contract with Selling Principals (or any of their family members) or any shareholder, director, officer, equity owner, agent, affiliate, or employee of Seller; and

P.           Agreement by Seller to do any of the things described in the preceding Subsections A through O, inclusive.

6.11         Litigation and Claims. Seller and Selling Principals are not a party to any and there are no pending or threatened Proceedings against Seller or Selling Principals or affecting the Assets, the Business, the operation and conduct of the Business or its prospects, or challenging the validity or propriety of or seeking to enjoin or to set aside the Contemplated Transactions. To Seller’s and Selling Principals’ Knowledge, there is no basis for the assertion of any Proceeding. Seller and Selling Principals are not a party to any judgment or decree, nor are Seller or Selling Principals in default with respect to any Order of any Governmental Entity which will, or is likely to, affect the Assets, the Business, Seller’s title thereto, the ability of Seller to perform its obligations under this Agreement, or the business or prospects of Seller.

6.12         Compliance with Laws. Seller is in compliance with and not in default under any applicable Legal Requirement in connection with the ownership and use of the Assets and the conduct and operation of the Business. Seller holds all required franchises, permits, licenses, certificates, and Government Authorizations necessary or appropriate in connection with the ownership and use of the Assets and the conduct and operation of the Business and all are current and valid as of the Effective Date and will be current and valid as of the Closing.

6.13         Intellectual Property.  Schedule 6.13 of the Seller Disclosure Schedule contains a correct and complete list of all Intellectual Property. Seller owns and possesses all right, title, and interest in and to the Intellectual Property, free and clear of all Encumbrances, and no claim has been made or threatened by any third party against Seller contesting the validity, enforceability, use, or ownership of the Intellectual Property. Seller has, and immediately after the Closing Buyer will have, the right and authority to use the Intellectual Property in the operation of the Business as presently conducted. To Seller’s and Selling Principals’ Knowledge, such use does not and will not conflict with, infringe upon, or violate the proprietary rights of any other Person. Neither Seller nor any of its officers, directors, shareholders, equity owners, agents, or employees have received any notice of, or are aware of, any fact which would indicate a likelihood of, any infringement of, misappropriation by, or conflict with any third party with respect to the Intellectual Property.To Seller’s and Selling Principals’ Knowledge, Seller has not infringed, misappropriated, or otherwise engaged in any conduct which conflicted with any proprietary rights of any third parties in the Intellectual Property, nor are Seller or Selling Principals aware of any infringement, misappropriation, or conflict which will occur as a result of the continued operation of the Business as presently conducted. The Contemplated Transactions will not adversely affect Seller’s rights with respect to the Intellectual Property or Seller’s ability to transfer to Buyer Seller’s right, title, and interest in and to the Intellectual Property. All registrations relating to the Intellectual Property were validly issued and are currently in full force and effect. Seller and Selling Principals will execute such documents, Contracts, and other instruments as may be necessary and will otherwise cooperate with Buyer to have any such registrations assigned to Buyer or re- registered in Buyer’s name. Seller has not granted to any third party any license, right, or other interest in the Intellectual Property. Seller has taken all action necessary or appropriate to protect their respective rights with respect to the Intellectual Property, and will continue to preserve and protect its rights in the Intellectual Property prior to the Closing.

6.14         Title to Assets. Except for the liens listed on Schedule 6.14 of the Seller Disclosure Schedule, Seller has good and marketable title to the Assets, free and clear of all Encumbrances or other restrictions or other rights of third parties. All Assets are in good operating condition and repair, reasonable wear and tear excepted.

6.15         Contractual Rights. Schedule 6.15 of the Seller Disclosure Schedule contains a correct and complete list of all Contracts, written or oral, to which Seller is a party and which affect the Assets, the Business, Seller’s title to the Assets, or the operation and conduct of Seller’s title to the Assets, including, without limitation, leases (whether as lessor or lessee), guaranties, indemnifications of any third Person, licenses, commission agreements, distribution and advertising agreements, loan agreements (whether as borrower or lender), franchises and permits, distributors’ or manufacturers’ representative or agency agreements, output and requirements agreements, agreements not entered into in the Ordinary Course of Business or, if in the Ordinary Course of Business, exceeding $10,000, whether to be paid or received by Seller, and any Contract requiring performance by Seller of any obligation for a period of time extending beyond one year from the Closing Date, together with the contract date, the term, all parties thereto, the subject matter, and the amount. Seller has performed all obligations required to be performed to date under such Contracts and is not in default under any such Contracts. Seller and Selling Principals have no Knowledge of any event that, with notice or lapse of time, or both, would constitute a default by any party to any such Contracts, and have no Knowledge that any party to any such Contracts intends to cancel or terminate such Contracts. Seller is not a party to, nor are its properties bound by, any Contract that may have an adverse effect on Seller’s financial condition, assets, prospects, or the Business.

6.16         Accounts Receivable. All accounts receivable that are reflected on the Seller Financial Statements or on the accounting records of Seller as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed by Seller in the Ordinary Course of Business.Except to the extent paid prior to the Closing Date, such accounts receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Seller Financial Statements or on the accounting records of Seller as of the Closing Date. Subject to such reserves, each of such accounts receivable either has been or will be collected in full, without any setoff, within 90 days after the day on which it first becomes due and payable. There is no contest, claim, defense, or right of setoff, other than returns in the Ordinary Course of Business of Seller, under any Contract with any account debtor of an account receivable relating to the amount or validity of such account receivable. Schedule 6.16 of the Seller Disclosure Schedule contains a correct and complete list of all accounts receivable of Seller as of the date of the last audited balance sheet of Seller, which list sets forth the aging of each such account receivable.

6.17         Inventory. All items included in the Inventory consist of a quality and quantity usable and, with respect to finished goods, saleable, in the Ordinary Course of Business of Seller, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Seller Financial Statements or on the accounting records of Seller as of the Closing Date, as the case may be. Seller is not in possession of any inventory not owned by Seller, including goods already sold.  All of the Inventory has been valued at the lower of cost or market value on a last in, first out basis. Inventory now on hand that was purchased after the date of the last audited balance sheet of Seller was purchased in the Ordinary Course of Business of Seller at a cost not exceeding market prices prevailing at the time of purchase.The quantities of each item of Inventory are not excessive but are reasonable in the present circumstances of Seller. Work-in-process Inventory is now valued, and will be valued on the Closing Date, according to GAAP.

6.18         No Undisclosed Liabilities. Seller has no liabilities or obligations, whether known or unknown, except for liabilities and obligations reflected or reserved against in the last unaudited balance sheet of Seller and current liabilities incurred in the Ordinary Course of Business of Seller since the date of the Seller Interim Balance Sheet, true and correct copies of which have been delivered to Buyer.

6.19         Tax Impact of Transaction. Seller and Selling Principals have consulted with a qualified attorney, tax advisor, or accountant or have elected not to do so, and assume the risk of all potential income Tax risks associated with the Contemplated Transactions. Any sales Tax imposed by any Governmental Authority as a result of the Contemplated Transactions will be the responsibility of Seller.

6.20         Brokers. No broker or finder has acted for Seller or Selling Principals in connection with this Agreement or the Contemplated Transactions and no broker or finder is entitled to any brokerage commissions, finder’s fees, or other compensation based on agreements or arrangements made by Seller or Selling Principals.

6.21         Capital Structure. The authorized and outstanding capital stock or other equity securities of Seller (immediately prior to the Closing) having voting rights under applicable law, Seller’s Articles of Incorporation and Bylaws, or other agreements with Seller and its officers, directors, shareholders, or other Persons owning or having any rights to any of Seller’s equity securities are listed on Schedule 6.21 of the Seller Disclosure Schedule. No other principal, officer, director, shareholder, employee, agent, or other Person has received or is entitled to receive or has any rights or claims to any equity ownership of Seller.

6.22         Taxes.

A.           Seller has timely filed (or caused to be filed) all federal, state, local, and foreign Tax returns, reports, and information statements required to be filed by Seller, which returns, reports, and statements are true, correct, and complete in all material respects, and paid all Taxes required to be paid as shown on such returns, reports, and statements. All Taxes required to be paid in respect of the periods covered by such returns (“Return Periods”) have either been paid or fully accrued on the books of Seller. Seller has fully accrued all unpaid Taxes in respect of all periods (or the portion of any such periods) subsequent to the Return Periods. There is no material difference between the amounts of the book basis and the Tax basis of any assets of Seller that is not reflected in an appropriate accrual of deferred Tax liability on the books of Seller. No deficiencies or adjustments for any Tax have been claimed, proposed, or assessed, or to the Knowledge of Seller and Selling Principals, threatened. The Seller Disclosure Schedule accurately sets forth the years for which Seller’s federal and state income Tax returns have been audited and any years which are the subject of a pending audit by the IRS and any other applicable Governmental Entity. Seller is not subject to any pending or, to the Knowledge of Seller and Selling Principals, threatened Tax audit or examination and Seller has not waived any statutes of limitation with respect to the assessment of any Tax. Seller has provided Buyer true and correct copies of all tax returns, information, statements, reports, work papers, and other Tax data reasonably requested by Buyer.No consent or agreement has been made under Section 341 of the Internal Revenue Code of 1986, as amended (the “Code”) by or on behalf of Seller or any predecessor thereof.

B.           There are no liens or other Encumbrances for Taxes upon the Assets or the Business, except for Taxes that are not yet payable. Seller has not entered into any Contracts, waivers, or other arrangements in respect of the statutes of limitations in respect of its Taxes or Tax returns. Seller has withheld all Taxes required to be withheld in respect of wages, salaries, and other payments to all employees, officers, agents, shareholders, and directors and has timely paid all such amounts withheld to the proper taxing authority.

6.23         Certain Agreements. Neither the execution and delivery of this Agreement, nor the consummation of the Contemplated Transactions will: (i) result in any payment by Seller (including, without limitation, severance, unemployment compensation, parachute payment, bonus, or otherwise) becoming due to any officer, director, employee, agent, shareholder, equity owner, or independent contractor of Seller under any plan, Contract, or otherwise; (ii) materially increase any benefits otherwise payable under any plan or Contract; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

6.24         Employee Benefits.

A.           Schedule 6.24.A. of the Seller Disclosure Schedule sets forth a complete and correct list of all “employee benefit plans” as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive-compensation, deferred-compensation, profit-sharing, stock-option, stock-appreciation-right, stock-bonus, stock- purchase, employee-stock-ownership, savings, severance, change-in-control, supplemental- unemployment, layoff, salary-continuation, retirement, pension, health, life-insurance, disability, accident, group-insurance, vacation, holiday, sick-leave, fringe-benefit, or welfare plan, and any other employee compensation or benefit plan, Contract, policy, practice, commitment, or understanding (whether qualified or nonqualified, currently effective or terminated, written or unwritten) and any trust, escrow, or other Contract related thereto that (i) is maintained or contributed to by Seller or any other Person controlled by, controlling, or under common control with Seller (within the meaning of Section 414 of the Code or Section 4001(a)(14) or 4001(b) of ERISA) (“ERISA Affiliate”) or has been maintained or contributed to in the last six years by Seller or any ERISA Affiliate, or with respect to which Seller or any ERISA Affiliate has or may have any liability, and (ii) provides benefits or describes policies or procedures applicable to any current or former member, manager, director, officer, employee, or service provider of Seller or any ERISA Affiliate, or the dependents of any thereof, regardless of how (or whether) liabilities for the provision of benefits are accrued or assets are acquired or dedicated with respect to the funding thereof (collectively the “Employee Plans”). Schedule 6.24.A. of the Seller Disclosure Schedule also identifies as such any Employee Plan that is: (w) a “Defined Benefit Plan” (as defined in Section 414(l) of the Code); (x) a plan intended to meet the requirements of Section 401(a) of the Code; (y) a “Multiemployer Plan” (as defined in Section 3(37) of ERISA); or (z) a plan subject to Title IV of ERISA, other than a Multiemployer Plan. Also set forth on Schedule 6.24.A. of the Seller Disclosure Schedule is a complete and correct list of all ERISA Affiliates of Seller during the last six years.

B.           Seller has delivered to Buyer true, accurate, and complete copies of: (i) the documents comprising each Employee Plan (or, with respect to any Employee Plan which is unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, assets, and any other matters which relate to the obligations of Seller or any ERISA Affiliate); (ii) all trust agreements, insurance Contracts, or any other funding instruments related to the Employee Plans; (iii) all rulings, determination letters, no-action letters, or advisory opinions from the United States Internal Revenue Service (and, to the extent relevant, the United States Department of the Treasury) (the “IRS”), the United States Department of Labor, the Pension Benefit Guaranty Corporation (“PBGC”), or any other Governmental Entity that pertain to each Employee Plan and any open requests therefor; (iv) the most recent actuarial and financial reports (audited and/or unaudited) and the annual reports filed with any Government Entity with respect to the Employee Plans during the current year and each of the three preceding years; (v) all collective bargaining agreements pursuant to which contributions to any Employee Plan(s) have been made or obligations incurred (including both pension and welfare benefits) by Seller or any ERISA Affiliate, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities; (vi) all securities registration statements filed with respect to any Employee Plan; (vii) all Contracts with third-party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Employee Plan; (viii) with respect to Employee Plans that are subject to Title IV of ERISA, the Form PBGC-1 filed for each of the three most recent plan years; and (ix) all summary plan descriptions, summaries of material modifications and memoranda, employee handbooks, and other written communications regarding the Employee Plans.

C.           Except as disclosed in Schedule 6.24.C. of the Seller Disclosure Schedule, full payment has been made of all amounts that are required under the terms of each Employee Plan to be paid as contributions with respect to all periods prior to and including the last day of the most recent fiscal year of such Employee Plan ended on or before the Effective Date and all periods thereafter prior to the Closing Date, and no accumulated funding deficiency or liquidity shortfall (as those terms are defined in Section 302 of ERISA and Section 412 of the Code) has been incurred with respect to any such Employee Plan, whether or not waived. The value of the assets of each Employee Plan exceeds the amount of all benefit liabilities (determined on a plan termination basis using the actuarial assumptions established by the PBGC as of the Closing Date) of such Employee Plan. Seller is not required to provide security to an Employee Plan under Section 401(a)(29) of the Code. The funded status of each Employee Plan that is a Defined Benefit Plan is disclosed on Schedule 6.24.C. of the Seller Disclosure Schedule in a manner consistent with the Statement of Financial Accounting Standards No. 87. Seller has paid in full all required insurance premiums, subject only to normal retrospective adjustments in the ordinary course, with regard to the Employee Plans for all policy years or other applicable policy periods ending on or before the Closing Date.

D.           Except as disclosed in Schedule 6.24.D. of the Seller Disclosure Schedule, no Employee Plan, if subject to Title IV of ERISA, has been completely or partially terminated, nor has any event occurred nor does any circumstance exist that could result in the partial termination of such Employee Plan. The PBGC has not instituted or threatened a Proceeding to terminate or to appoint a trustee to administer any of the Employee Plans pursuant to Subtitle 1 of Title IV of ERISA, and no condition or set of circumstances exists that presents a material risk of termination or partial termination of any of the Employee Plans by the PBGC. None of the Employee Plans has been the subject of, and no event has occurred or condition exists that could be deemed, a reportable event (as defined in Section 4043 of ERISA) as to which a notice would be required (without regard to regulatory monetary thresholds) to be filed with the PBGC. Seller has paid in full all insurance premiums due to the PBGC with regard to the Employee Plans for all applicable periods ending on or before the Closing Date.

E.           Neither Seller, nor Selling Principals, nor any ERISA Affiliate has any liability or has Knowledge of any facts or circumstances that might give rise to any liability, and the Contemplated Transactions will not result in any liability (i) for the termination of or withdrawal from any Employee Plan under Sections 4062, 4063 or 4064 of ERISA, (ii) for any Encumbrance imposed under Section 302(f) of ERISA or Section 412(n) of the Code, (iii) for any interest payments required under Section 302(e) of ERISA or Section 412(m) of the Code, (iv) for any excise Tax imposed by Section 4971 of the Code, (v) for any minimum funding contributions under Section 302(c)(11) of ERISA or Section 412(c)(11) of the Code, or (vi) for withdrawal from any Multiemployer Plan under Section 4201 of ERISA.

F.           Seller has, at all times, complied, and currently complies, in all material respects with the applicable continuation requirements for its welfare benefit plans, including (1) Section 4980B of the Code (as well as its predecessor provision, Section 162(k) of the Code) and Sections 601 through 608, inclusive, of ERISA, which provisions are hereinafter referred to collectively as “COBRA”, and (2) any applicable state statutes mandating health insurance continuation coverage for employees.

G.           The form of all Employee Plans is in compliance with the applicable terms of ERISA, the Code, and any other applicable laws, including the Americans with Disabilities Act of 1990, the Family Medical Leave Act of 1993, and the Health Insurance Portability and Accountability Act of 1996, and such plans have been operated in compliance with such laws and the written Employee Plan documents. Neither Seller nor any fiduciary of an Employee Plan has violated the requirements of Section 404 of ERISA. All required reports and descriptions of the Employee Plans (including Internal Revenue Service Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions and Summaries of Material Modifications) have been (when required) timely filed with the IRS, the U.S. Department of Labor, or other Governmental Entity and distributed as required, and all notices required by ERISA or the Code or any other Legal Requirement with respect to the Employee Plans have been appropriately given.

H.           Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and Seller and Selling Principals have no Knowledge of any circumstances that will or could result in revocation of any such favorable determination letter.Each trust created under any Employee Plan has been determined to be exempt from taxation under Section 501(a) of the Code, and Seller and Selling Principals are not aware of any circumstance that will or could result in a revocation of such exemption. Each Employee Welfare Benefit Plan (as defined in Section 3(1) of ERISA) that utilizes a funding vehicle described in Section 501(c)(9) of the Code or is subject to the provisions of Section 505 of the Code has been the subject of a notification by the IRS that such funding vehicle qualifies for tax-exempt status under Section 501(c)(9) of the Code or that the plan complies with Section 505 of the Code, unless the IRS does not, as a matter of policy, issue such notification with respect to the particular type of plan. With respect to each Employee Plan, no event has occurred or condition exists that will or could give rise to a loss of any intended tax consequence or to any Tax under Section 511 of the Code.

I.           There is no material pending or threatened Proceeding relating to any Employee Plan, nor is there any basis for any such Proceeding. Neither Seller nor any fiduciary of an Employee Plan have engaged in a transaction with respect to any Employee Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Seller or Buyer to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(l) of ERISA or a violation of Section 406 of ERISA. The Contemplated Transactions will not result in the potential assessment of a Tax or penalty under Section 4975 of the Code or Section 502(l) of ERISA nor result in a violation of Section 406 of ERISA.

J.           Seller has maintained workers’ compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance or otherwise, except as disclosed to Buyer on Schedule 6.24.J. of the Seller Disclosure Schedule.

K.           The consummation of the Contemplated Transactions will not accelerate the time of vesting or the time of payment, or increase the amount, of compensation due to any member, manager, director, employee, officer, former employee, or former officer of Seller. There are no Contracts or arrangements providing for payments that could subject any Person to liability for Tax under Section 4999 of the Code.

L.           Except for the continuation coverage requirements of COBRA, Seller has no obligations or potential liability for benefits to employees, former employees, or their respective dependents following termination of employment or retirement under any of the Employee Plans that are Employee Welfare Benefit Plans.

M.           None of the Contemplated Transactions will result in an amendment, modification, or termination of any of the Employee Plans. No written or oral representations have been made to any employee or former employee of Seller promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life, or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under COBRA). No written or oral representations have been made to any employee or former employee of Seller concerning the employee benefits of Buyer.

N.           With respect to any Employee Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (“Multiemployer Plan”), and any other Multiemployer Plan to which Seller has at any time had an obligation to contribute all contributions required by the terms of such Multiemployer Plan and any collective bargaining agreement have been made when due; and Seller would not be subject to any withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA if, as of the date hereof, Seller was to engage in a “complete withdrawal” (as defined in ERISA Section 4203) or a “partial withdrawal” (as defined in ERISA Section 4205) from such Multiemployer Plan.

6.25         Compliance With Legal Requirements; Governmental Authorizations.

A.           Except as set forth in Schedule 6.25.A. of the Seller Disclosure Schedule:

(i)           Seller is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of the Business or the ownership or use of the Assets;

(ii)           no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

(iii)           Seller has not received any notice or other communication (whether oral or written) from any Governmental Entity or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

B.           Schedule 6.25.B. of the Seller Disclosure Schedule contains a complete and accurate list of each Governmental Authorization that is held by Seller or that otherwise relates to the Business or the Assets. Each Governmental Authorization listed or required to be listed on Schedule 6.25.B. of the Seller Disclosure Schedule is valid and in full force and effect.

C.           Except as set forth in Schedule 6.25.C. of the Seller Disclosure Schedule:

(i)           Seller is, and at all times has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 6.25.B. of the Seller Disclosure Schedule;

(ii)           no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result, directly or indirectly, in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 6.25.B. of the Seller Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 6.25.B. of the Seller Disclosure Schedule;

(iii)           Seller has not received any notice or other communication (whether oral or written) from any Governmental Entity or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

(iv)           all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Schedule 6.25.B. of the Seller Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Entities, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Entities.

6.26     Environmental Matters.  Except as disclosed in Schedule 6.26A of the Seller Disclosure Schedule:

A.           Seller is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither Seller nor any of the Selling Principals have any basis to expect, nor have any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or threatened order, notice, or other communication from (i) any Governmental Entity or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Facility, the Real Property, the Assets, or other property or assets (whether real, personal, or mixed) in which Seller has or had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Seller or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

B.           There are no pending or, to the Knowledge of Seller and Selling Principals, threatened claims, Encumbrances, or other restrictions of any nature resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law with respect to or affecting any Facility, the Real Property, the Assets, or any other property or assets (whether real, personal, or mixed) in which Seller has or had an interest.

C.           Neither Seller nor any of the Selling Principals have any Knowledge of or any basis to expect, nor has any of them, or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Facility, the Real Property, the Assets, or property or assets (whether real, personal, or mixed) in which Seller has or had an interest, or with respect to any property or Facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Seller or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

D.           Neither Seller nor any other Person for whose conduct it is or may be held responsible has any Environmental, Health, and Safety Liabilities with respect to any Facility or, to the Knowledge of Seller and Selling Principals, with respect to any other property or asset (whether real, personal, or mixed) in which Seller (or any predecessor) has or had an interest or at any property geologically or hydrologically adjoining any Facility, the Real Property, the Assets, or any such other property or assets.

E.           There are no Hazardous Materials present on or in the Environment at any Facility or the Real Property or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, aboveground or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed), or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facility or the Real Property or any adjoining property, or incorporated into any structure therein or thereon. Neither Seller nor any Person for whose conduct they are or may be held responsible, or to the Knowledge of Seller and Selling Principals, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any Facility, the Real Property, the Assets, or any other property or assets (whether real, personal, or mixed) in which Seller has or had an interest except in full compliance with all applicable Environmental Laws.

F.           There has been no Release or, to the Knowledge of Seller and Selling Principals, threat of Release, of any Hazardous Materials at or from any Facility, the Real Property, or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by any Facility, the Real Property, or from any other property or asset (whether real, personal, or mixed) in which Seller has or had an interest, or, to the Knowledge of Seller and Selling Principals, any geologically or hydrologically adjoining property, whether by Seller or any other Person.

G.           Seller has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or the Real Property, or concerning compliance, by Seller or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

H.           There have been no material changes to the Facility, Real Property, or any other location after ProSource Technologies, Inc. conducted the Phase I Environmental Site Assessment (report dated January 9, 2008).

6.27         Employees.

A.           Schedule 6.27.A. of the Seller Disclosure Schedule contains: (a) a complete and accurate list of the following information for each employee, director, officer, independent contractor, consultant, and agent of Seller, including each employee on leave of absence or layoff status: employer; name; job title; date of hiring or engagement; date of commencement of employment or engagement; current compensation paid or payable; sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any Employee Plan, or any other employee or director benefit plan; (b) a complete and accurate list of the following information for each retired employee, director, officer, independent contractor, consultant, and agent of Seller, or their dependents, receiving benefits or scheduled to receive benefits in the future: name; pension benefits; pension option election; retiree medical insurance coverage; retiree life insurance coverage; and other benefits; and (c) a complete and accurate list of the number of employees terminated by Seller in the past five years and a complete and accurate list of the following information for each employee of Seller who has been terminated or laid off, or whose hours of work have been reduced by more than 50.0% by Seller, in the six months prior to the Effective Date: (i) the date of such termination, layoff, or reduction in hours; (ii) the reason for such termination, layoff, or reduction in hours; and (iii) the location to which the employee was assigned;

B.           Seller has not violated the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any Legal Requirement.

C.           To the Knowledge of Seller and Selling Principals, no officer, director, agent, employee, consultant, or contractor of Seller is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor (i) to engage in or continue or perform any conduct, activity, duties, or practice relating to the Business, or (ii) to assign to Seller or to any other Person any rights to any invention, improvement, or discovery. No former or current employee or agent of Seller is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or will affect the ability of Seller or Buyer to conduct the Business as heretofore carried on by Seller.

6.28         Labor Disputes; Compliance.

A.           Seller has complied in all respects with all Legal Requirements relating to employment practices, terms, and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, and collective bargaining, the payment of social security, and similar Taxes and occupational safety and health. Seller is not liable for the payment of any Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

B.           Except as disclosed in Schedule 6.28.B. of the Seller Disclosure Schedule: (i) Seller has not been, and is not now, a party to any collective bargaining agreement or other labor Contract; (ii) there has not been, there is not presently pending or existing, and to Seller’s and Selling Principals’ Knowledge, there is not threatened, any strike, slowdown, picketing, work stoppage, or employee grievance process involving Seller or the Business; (iii) to Seller’s and Selling Principals’ Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute; (iv) there is not pending or, to Seller’s and Selling Principals’ Knowledge, threatened against or affecting Seller any Proceeding relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed with the National Labor Relations Board or any comparable Governmental Entity, and there is no organizational activity or other labor dispute against or affecting Seller, the Business, or the Assets; (v) no application or petition for an election of or for certification of a collective bargaining agent is pending; (vi) no grievance or arbitration Proceeding exists that might have an adverse effect upon Seller or the conduct of the Business; (vii) there is no lockout of any employees by Seller, and no such action is contemplated by Seller; and (viii) to Seller’s and Selling Principals’ Knowledge, there has been no charge of discrimination filed against or threatened against Seller with the Equal Employment Opportunity Commission or similar Governmental Entity.

6.29         Relationships With Related Persons. Except as disclosed in Schedule 6.29 of the Seller Disclosure Schedule, neither Seller nor any of the Selling Principals nor any member of the Selling Principals’ families has or had any interest in any property (whether real, personal, or mixed and whether tangible or intangible) used in or pertaining to the Business.Neither Seller nor any of the Selling Principals nor any member of the Selling Principals’ families owns or has owned of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (a) had business dealings or a material financial interest in any transaction with Seller other than business dealings or transactions disclosed in Schedule 6.29 of the Seller Disclosure Schedule, each of which has been conducted in the Ordinary Course of Business with Seller at substantially prevailing market prices and on substantially prevailing market terms, or (b) engaged in competition with Seller with respect to any line of the products or services of Seller (a “Competing Business”) in any market presently served by Seller, except for ownership of less than 1.0% of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Schedule 6.29 of the Seller Disclosure Schedule, neither Seller nor any of the Selling Principals nor any member of the Selling Principals’ families is a party to any Contract with, or has any claim or right against, Seller.

6.30         Processing Equipment; Flow Diagrams. Schedule 6.30 of the Seller Disclosure Schedule contains a complete and accurate engineering diagram of Seller’s processing and storage equipment and related flow diagrams relating to the Business and the Assets.

6.31         Full Disclosure. The representations, warranties, covenants, and statements of Seller and Selling Principals in this Agreement, the Ancillary Documents, and in any other certificate, instrument, Contract, or other document furnished by Seller or Selling Principals pursuant to this Agreement and the Ancillary Documents or in connection with the Contemplated Transactions are complete, current, and accurate, do not contain or will not contain any untrue statement of material fact, and do not omit or will not omit to state any material fact necessary to make each representation, warranty, covenant, or statement accurate and not misleading in any material respect. Seller and Selling Principals have, and prior to Closing will have, provided to Buyer, in writing, any information necessary to ensure that all representations, warranties, covenants, or statements made by Seller and Selling Principals to Buyer are complete, current, and accurate and are not misleading in any material respect.

7.           Representations and Warranties of Buyer.  Buyer and Parent Company represent and warrant to Seller and Selling Principals that, as of the Effective Date, and again on the Closing Date as though such representations and warranties were made on and as of the Closing Date:

7.1           Organization and Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona. Buyer has the requisite corporate power and corporate authority to own, lease, and operate its properties and is duly authorized and licensed to carry on its business in the places where and in the manner in which its business is presently being conducted.

7.2           Capacity.  Buyer has full corporate power, legal capacity, and authority to execute and deliver this Agreement, to consummate the Contemplated Transactions, and to perform its obligations under this Agreement.  The execution and delivery of this Agreement, the consummation of the Contemplated Transactions, and the performance of Buyer’s obligations under this Agreement have been duly authorized by the Board of Directors of Buyer and no other corporate proceedings on the part of Buyer are necessary in connection therewith. This Agreement and the Ancillary Documents constitute, and each other agreement or instrument to be executed and delivered by Buyer in connection with this Agreement and the Ancillary Documents will constitute, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

7.3           Authority.  Neither the execution and delivery of this Agreement by Buyer, the consummation of the Contemplated Transactions, nor the performance of Buyer’s obligations hereunder will: (a) violate any provision of the Certificate of Incorporation or Bylaws of Buyer; (b) violate any statute, code, ordinance, rule, or regulation of any jurisdiction applicable to Buyer, or its properties or assets; (c) violate any judgment, Order of any court, arbitrator, mediator, government, or Governmental Entity, which is binding upon Buyer or which would have an adverse effect on its properties or assets; or (d) violate, breach, conflict with, constitute a default under, result in termination of, or accelerate the performance required by, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties or assets is bound.

7.4           Consents.  No consents, approvals, filings, or registrations with or by any Governmental Entity or any other Person are necessary in connection with the execution and delivery by Buyer of this Agreement, the consummation by Buyer of the Contemplated Transactions, or the performance of Buyer’s obligations under this Agreement.

7.5           Brokers. No broker or finder has acted for Buyer in connection with this Agreement or the Contemplated Transactions and no broker or finder is entitled to any brokerage commissions, finder’s fees, or other compensation based on agreements or arrangements made by Buyer.

7.6           Fully Paid and Nonassessable Stock.  Parent Company will issue Common Stock that has been duly authorized and validly issued and are fully paid and nonassessable.

8.           Covenants of Seller and Selling Principals. Seller and Selling Principals covenant and agree as follows:

8.1           Right of Inspection. From the Effective Date through the Closing Date, Seller and Selling Principals will (a) permit Buyer and its authorized representatives to have full access to the Assets and to Seller’s properties, including the Real Property, during regular business hours, (b) make Seller’s employees and authorized representatives available to confer with Buyer and its authorized representatives, and (c) make available to Buyer and its authorized representatives all books, papers, and records relating to the Assets, the Business, and the Assumed Liabilities which may be reasonably requested by Buyer, including, without limitation, all books of account (including the general ledger), Tax records, organizational documents, minute books, Contracts, filings with any Governmental Entity, any financial operating data, and any other business information relating to the Assets, the Business, and the Assumed Liabilities as Buyer may from time to time request. No such investigation by Buyer will affect the representations, statements, covenants, and warranties of Seller and Selling Principals and each such representation, statement, covenant, and warranty will survive any such investigation.

8.2           Conduct of Business. From the Effective Date until the Closing Date:

A.           Seller will conduct the Business and will engage in transactions only in the usual and Ordinary Course of Business and in a commercially reasonable manner and will do so diligently and in substantially the same manner as it has previously. Seller will use all commercially reasonable efforts to preserve the Business and to preserve all present relationships of Seller with, and the goodwill of, suppliers, customers, and others having a business relationship with Seller. Seller also will protect the Assets and maintain the Business, Real Property, Inventory, and Personal Property in good operating condition and repair, ordinary wear and tear accepted, and will, at Seller’s sole cost and expense, repair, replace, or restore, as applicable, any item of Real Property, Inventory, or Personal Property which ceases to be in such condition. Seller will take all steps reasonably necessary to preserve all Contractual Rights and its rights in all Intellectual Property and Intangible Property. Seller also will maintain the Business premises, including fixtures and heating, ventilation, cooling, plumbing, and electrical systems in good operating condition and repair and to maintain and leave the Business premises in a clean and orderly condition;

B.           Seller will not, except in the usual and Ordinary Course of Business or as otherwise consented to or approved by Buyer in writing, or as permitted or required by this Agreement: (a) institute any method of manufacture, purchase, sale, lease, management, accounting, or operation that will vary from those methods used by Seller as of the Effective Date; (b) cancel any existing policy of insurance; (c) enter into any new Contract, commitment, or other transaction not in the usual and Ordinary Course of Business and, if in the usual and Ordinary Course of Business, not in an amount exceeding $5,000 per transaction, or $10,000 in the aggregate; (d) make any capital expenditures in an amount exceeding $5,000; (e) sell, dispose of, or encumber any of the Assets; (f) incur any new indebtedness or other liabilities other than in the usual and Ordinary Course of Business, and, if in the usual and Ordinary Course of Business, not in an amount exceeding $5,000 per transaction, or $10,000 in the aggregate; (g) waive or compromise any right or claim or cancel, without full payment, any note, loan, or other obligation owing to Seller; (h) modify, amend, cancel, renew, or terminate any Contract, permit, approval, consent, ratification, waiver, or other authorization relating to the Assets or the Business; (i) take any action or fail to take any action which would cause any of Seller’s or Selling Principals’ representations and warranties herein to be untrue as of the Closing Date; or (j) enter into any agreement obligating Seller to do any of the foregoing prohibited acts;

C.           Seller will maintain its corporate existence and powers and will not dissolve or liquidate; and

D.           Seller will not do any act or omit to do any act that will cause a breach or default of any Contract, obligation, lease, license, or other agreement to which Seller is a party and which affects the Assets, the Business, and the Assumed Liabilities, and any of Seller’s title thereto or interest therein.

8.3           Consents. Seller will obtain any and all necessary consents, waivers, permits, approvals, and authorizations of, and to complete any and all filings or registrations with, all Governmental Entities which are necessary to consummate the Contemplated Transactions. Seller will obtain any and all consents, waivers, approvals, or authorizations of all other Persons as may be required for the sale, assignment, and transfer to Buyer of the Assets, the Business, and the Assumed Liabilities.

8.4           Cooperation. Seller and Selling Principals will take or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable to consummate the Contemplated Transactions and to perform Seller’s and Selling Principals’ obligations hereunder.

8.5           Disclosure of Changes. Seller and Selling Principals will promptly notify Buyer in writing of the following: (a) the commencement or threat of any threatened lawsuit, claim, or Proceeding against Seller or affecting the Assets, the Business, or the Assumed Liabilities, the operation and conduct of the Business or Seller’s prospects, or challenging the validity or propriety of or seeking to enjoin or to set aside the Contemplated Transactions; (b) any adverse change in the financial condition of Seller or the Business; and (c) any change in any representations or warranties of Seller or Selling Principals set forth in this Agreement, any Ancillary Document, or in any exhibit, schedule, certificate, Contract, or other document delivered by Seller and Selling Principals in connection with to this Agreement, the Ancillary Documents, or the Contemplated Transactions.

8.6           Exclusivity; Acquisition Proposals. Seller and Selling Principals will not (and will use their best efforts to ensure that none of Seller’s officers, directors, agents, representatives, employees, or affiliates) take or cause or permit any Person to take, directly or indirectly, any of the following actions with any party other than Buyer: (i) solicit, encourage, initiate, or participate in any negotiations, inquiries, or discussions with respect to any offer or proposal to acquire the Assets, the Business, or the Assumed Liabilities, whether by merger, consolidation, other business combination, purchase of assets, tender, or exchange offer or otherwise (each of the foregoing, an “Acquisition Transaction”); (ii) disclose, in connection with an Acquisition Transaction, any information not customarily disclosed to any Person other than Buyer or its representatives concerning the Assets, the Business, or the Assumed Liabilities, or afford to any Person other than Buyer or their respective representatives access to Seller’s properties, books, or records, except in the Ordinary Course of Business and as required by law or pursuant to a request for information by any Governmental Entity; (iii) enter into or execute any agreement relating to an Acquisition Transaction; or (iv) make or authorize any public statement, recommendation, or solicitation in support of any Acquisition Transaction or any offer or proposal relating to an Acquisition Transaction.In the event that Seller or Selling Principals are contacted by any third party expressing an interest in discussing an Acquisition Transaction, Seller and Selling Principals will promptly notify Buyer in writing of such contact.

9.           Obligations at Closing.

9.1           Seller’s Obligations at Closing. At the Closing, Seller and Selling Principals will deliver or cause to be delivered to Buyer fully executed versions of the following:

A.           All Ancillary Documents and other instruments of transfer, properly executed by Seller or Selling Principals, as the case may be, and acknowledged, relating to transferring and assigning to Buyer all of Seller’s right, title, and interest in and to the Assets, the Business, and the Assumed Liabilities, including, without limitation, the following:

(i)           An Assignment and Bill of Sale, in a form substantially identical to Exhibit E attached to this Agreement; and

(ii)           An Assignment and Assumption Agreement, in a form substantially identical to Exhibit F attached to this Agreement;

B.           All Ancillary Documents and other instruments evidencing any and all consents, waivers, permits, approvals, authorizations, filings, or registrations as provided for in this Agreement;

C.           The Seller Disclosure Schedule;

D.           The Noncompetition Agreement;

E.           The IP Assignment;

F.           The Lease Assignment;

G.           The Subscription Documents (Exhibits C and D attached hereto);

H.           The Legal Opinion;

I.           Documentation and information in sufficient form and detail as Buyer and its chief financial officer and financial advisors may request relating to the completion of the Closing Financial Statements and the determination of Net Working Capital, which Net Working Capital will not be less than $55,000 at the Closing; and

J.           A Seller Closing Certificate, executed by the appropriate authorized representatives of Seller, dated as of the Closing Date, in a form substantially identical to Exhibit G attached to this Agreement.

9.2           Buyer’s Obligation at Closing. On the Closing Date, Buyer will deliver or cause to be delivered the following:

A.           A stock certificate to the Seller evidencing 417,500 restricted Shares of Common Stock of the Parent Company registered in the name of the Selling Principals;

B.           A stock certificate evidencing 107,500 restricted Shares of Common Stock of the Parent Company registered in the name of the Selling Principals to be held by Parent Company in accordance with Section 3.2.B; and

C.           A Buyer Closing Certificate, executed by the President of Buyer, dated as of the Closing Date, in a form substantially identical to Exhibit H attached to this Agreement.

10.         Obligations After Closing.

10.1          Indemnification.

A.           Seller’s and Selling Principals’ Indemnification. Seller and Selling Principals jointly and severally will indemnify and hold Buyer and its parents, subsidiaries, and related entities (and each of their respective officers, directors, managers, members, employees, agents, attorneys, parents, successors, and assigns) (collectively, the “Buyer Indemnified Parties”) harmless for, from, and against any and all claims, losses, expenses, damages, obligations, deficiencies, or liabilities of any kind, including, without limitation, costs of investigation, interest, penalties, reasonable attorneys’ fees, and any and all costs, expenses, and fees incident to any suit, action, or Proceeding, incurred or sustained by the Buyer Indemnified Parties which arise out of, result from, or are related to: (a) Seller’s or Selling Principals’ breach of any representation, warranty, condition, agreement, or covenant contained in this Agreement, any of the Ancillary Documents, or in any other instrument, Contract, or document executed and delivered by Seller or Selling Principals in connection with this Agreement, the Ancillary Documents, or the Contemplated Transactions; (b) the failure of any representation or warranty or other statement by Seller or Selling Principals contained in this Agreement, any of the Ancillary Documents, or in any other instrument, Contract, or document executed and delivered by Seller or Selling Principals in connection with this Agreement, the Ancillary Documents, or the Contemplated Transactions to be true and correct in all respects as of the Effective Date and as of the Closing Date; (c) any Retained Liabilities; (d) any fees, expenses, or other payments incurred or owed by Seller or Selling Principals or any principal, officer, director, manager, member, shareholder, employee, or agent of Seller to any agent, broker, or other firm or Person in connection with the Contemplated Transactions; (e) any noncompliance with any Bulk Sales Laws or fraudulent transfer laws in respect of the Contemplated Transactions; (f) any and all liabilities or obligations relating to the Assets (except for the Assumed Liabilities) or the Business arising out of the ownership or operation of the Assets or the Business on or prior to the Closing Date, including, without limitation, all Tax liabilities, liabilities for breach of contract, liabilities arising in tort, liabilities for materials sold or services rendered, and liabilities to any creditor; (g) any and all liabilities arising under any Environmental Laws or Occupational Safety and Health Laws arising out of acts, occurrences, or omissions occurring prior to the Closing; and (h) any and all liabilities or obligations arising out of or relating to any Employee Plans or other employee or labor matters arising out of acts, occurrences, or omissions occurring prior to the Closing.

B.           Environmental Indemnification. Seller and Selling Principals jointly and severally will indemnify and hold the Buyer Indemnified Parties harmless for, from, and against any and all claims, losses, expenses, damages, obligations, deficiencies, or liabilities of any kind, including, without limitation, costs of investigation, interest, penalties, reasonable attorneys’ fees, and any and all costs, expenses, and fees incident to any suit, action, or Proceeding, incurred or sustained by the Buyer Indemnified Parties which arise out of, result from, or are related to any Environmental Laws arising out of acts, occurrences, or omissions occurring prior to the Closing, including, without limitation: (a) a diminution in value of the Real Property or the Assets; (b) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Real Property; (c) damages arising from any adverse impact on marketing of the Real Property or the Assets or any improvements of or to the Real Property or the Assets; or (d) costs incurred in connection with any investigation of site conditions or any changes, remedial, removal, or restoration work required by any Governmental Entity.

C.           Claims; Defense. Seller and Selling Principals agree that, upon any of their receipt of a third-party claim in respect of which indemnity may be sought under this Section 10.1, Seller and Selling Principals will give written notice within two days of such claim (the “Notice of Claim”) to Buyer. Buyer will be entitled, at its own cost and expense, to participate in the defense of any such claim or action against Seller and Selling Principals. Buyer will have the right to assume the entire defense of such claim; provided, however, that: (a) Buyer gives written notice of its desire to defend such claim (the “Notice of Defense”) to Seller and Selling Principals within 15 days after Buyer’s receipt of the Notice of Claim; (b) Buyer’s defense of such claim will be without cost to Seller or Selling Principals or prejudice their respective rights under this Section 10.1; (c) Buyer will bear all costs and expenses in connection with the defense of such claim; (d) Seller and Selling Principals will have the right, at their sole cost and expense, to have their counsel participate in the defense of such claim; and (e) Seller and Selling Principals will have the right to receive periodic reports from Buyer and Buyer’s counsel with respect to the status and details of the defense of such claim and will have the right to make direct inquiries to Buyer’s counsel in this regard. Solely for the purpose of Section 10.1.C.(e) above, the Buyer Indemnified Parties will waive their attorney-client privilege.

D.           Survival. The representations and warranties contained in this Agreement, the Ancillary Documents, or in any other instrument, Contract, or document executed and delivered by Seller and Selling Principals in connection with this Agreement, the Ancillary Documents, or the Contemplated Transactions will survive the termination of this Agreement or the Closing for a period of two (2) years; provided, however, the representations and warranties, and corresponding indemnification obligations, in Sections 6.1-6.3, 6.4, 6.22, and 6.26 shall survive for the applicable statute of limitations periods. This Section 10.1.D. will not limit any covenant or agreement of the Parties to the extent the covenant or agreement contemplates performance after the Closing.

10.2         Transition. Seller will continue to work in good faith with Seller’s suppliers and customers, will maintain the goodwill of the Business, and will otherwise cooperate with Buyer to effectuate a smooth and orderly transition in the operation and conduct of the Business following the Closing Date.

10.3         Noncompetition Agreement. Each of the Selling Principals will comply with the terms and conditions of the Noncompetition Agreement.

10.4         Employees.  Buyer will not be obligated to offer employment to any employee or principal of Seller, but Buyer will have the right to employ employees and principals of Seller as of the Closing Date, on terms and conditions established by Buyer, in its sole and absolute discretion.

10.5         Further Assurances. The Parties will cooperate reasonably with each other and with their respective representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and will: (i) furnish upon request to each other such further information; (ii) execute and deliver to each other such other documents; and (iii) do such other acts and things, all as any other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

10.6         Change of Name. Within 15 days following the Closing, Seller will deliver to Buyer evidence that Seller has caused its named to be changed to a name that does not include “Recycool” (or a variant thereof) by submitting the appropriate documents to the appropriate Governmental Entity to effect such name change.

10.7         Prorations. Seller and Selling Principals will work together with Buyer and will provide all necessary documentation to Buyer in connection with the determination by the Parties of any prepaid items and other applicable items with respect to the Assumed Liabilities that will be prorated as of the Closing Date.

10.8         “Market Stand-Off” Agreement.  For a period of one-year after the Closing, Seller and Selling Principals agree that Seller will not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of the Shares during the period commencing on the Closing Date and ending on a date determined by GlyEco for a period of up to 12 months. To further evidence this Agreement, Seller will execute a market standoff agreement with GlyEco or said underwriters, and brokering institutions in customary form consistent with the provisions of this Section 10.8.

In order to enforce the foregoing agreements, GlyEco may impose stop-transfer instructions with respect to the Shares until the end of such period. Seller and Selling Principals agree and acknowledge that one or all of the following legends or legends similar in substance to such legends may be placed on all certificates representing the Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH IS ON FILE AT THE COMPANY’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

10.9         Transfer of Shares. The Parties agree and acknowledge that Seller intends to liquidate following the Closing. Buyer will cooperate with Seller in connection with transferring the Shares to the equity owners of Seller upon such liquidation, so long as the transfers comply in all respects with applicable Legal Requirements (including, without limitation, all applicable securities laws).

11.         Remedies Prior to or on Closing.

11.1         Remedies Prior to or on Closing.

A.           In the event of any breach, inaccuracy, or default of any representation, warranty, covenant, agreement, condition, or other obligation of Seller or Selling Principals under this Agreement, any Ancillary Document, or under any other instrument, certificate, Contract, or document to be executed or delivered by Seller or Selling Principals in connection with this Agreement, any Ancillary Document, or the Contemplated Transactions, Buyer may, in its sole and absolute discretion, and without prejudice to any rights or remedies Buyer may have at law or in equity for any such breach or default, terminate this Agreement by delivering written notice of termination to Seller on or before the Closing Date. The notice will specify the breach or default on which the notice is based. Notwithstanding the foregoing, the Parties agree that the Assets and the Business are unique and that, in the event of a breach or default by Seller or Selling Principals under this Agreement, it would be extremely impracticable to measure monetary damages and such damages would be an inadequate remedy for Buyer. Therefore, in the event of any such breach or default, Buyer may, in its sole and absolute discretion, sue for specific performance in addition to any other available right or remedies.

B.           In the event of any breach, inaccuracy, or default of any representation, warranty, covenant, agreement, condition, or other obligation of Buyer under this Agreement, any Ancillary Document, or under any other instrument, certificate, Contract, or document to be executed or delivered by Buyer in connection with this Agreement, any Ancillary Document, or the Contemplated Transactions, Seller’s and Selling Principals’ sole and exclusive remedy will be to terminate this Agreement by delivering written notice of termination to Buyer on or before the Closing Date. The notice will specify the breach or default on which the notice is based.

C.           In the event of termination of this Agreement by any Party pursuant to this Section 11.1, this Agreement will become null and void, other than Sections 10 through 13 hereof, which will survive the termination of this Agreement or the Closing, and which will remain in full force and effect. Upon termination, Buyer will promptly deliver to Seller and Selling Principals and Seller and Selling Principals will deliver to Buyer any and all documentation provided by each Party to the other pursuant to the terms and conditions of this Agreement.

11.2         Remedies Subsequent to Closing. In the event of any breach or default of any representation, warranty, covenant, agreement, condition, or other obligation by any Party, the non-defaulting Party may pursue whatever rights and remedies are available to such Party at law or in equity, including, without limitation, the rights and remedies provided in this Agreement.

12.         Confidentiality.

12.1         Definition of Confidential Information. As used in this Section 12, “Confidential Information” includes any and all of the following information of Seller, Buyer, or Selling Principals that has been or may hereafter be disclosed in any form, whether in writing, orally, electronically, or otherwise, or otherwise made available by observation, inspection, or otherwise by any Party (Buyer on the one hand or Seller and Selling Principals, collectively, on the other hand) or their respective representatives (collectively, a “Disclosing Party”) to the other Party or Parties or their respective representatives (collectively, a “Receiving Party”): (i) all information that is a trade secret under applicable trade secret or other laws; (ii) all information concerning product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer hardware, software and computer software, and database technologies, systems, structures, and architectures; (iii) all information concerning the business and affairs of the Disclosing Party (which includes historical and current financial statements, financial projections and budgets, Tax returns and accountants’ materials, historical, current, and projected sales, capital spending budgets and plans, business plans, strategic plans, marketing and advertising plans, publications, client and customer lists and files, Contracts, the names and backgrounds of key personnel and personnel training techniques and materials, however documented), and all information obtained from review of the Disclosing Party’s documents or property or discussions with the Disclosing Party, regardless of the form of the communication; (iv) all notes, analyses, compilations, studies, summaries, and other material prepared by the Receiving Party to the extent containing or based, in whole or in part, upon any information included in the foregoing; and (v) the Contemplated Transactions and terms and conditions of this Agreement, the Ancillary Documents, and any agreements, certificates, instruments, and Contracts to be executed and delivered in connection herewith or therewith.

Any trade secrets of a Disclosing Party will also be entitled to all of the protections and benefits under applicable trade secret law and any other applicable law. If any information that a Disclosing Party deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Section 12, such information will still be considered Confidential Information of that Disclosing Party for purposes of this Section 12 to the extent included within the definition. In the case of trade secrets, each of Buyer, Seller and Selling Principals hereby waives any requirement that the other Party submit proof of the economic value of any trade secret or post a bond or other security.

12.2         Restricted Use of Confidential Information. Each Receiving Party acknowledges the confidential and proprietary nature of the Confidential Information of the Disclosing Party and agrees that such Confidential Information: (i) will be kept confidential by the Receiving Party; (ii) will not be used for any reason or purpose other than to evaluate and consummate the Contemplated Transactions; and (iii) without limiting the foregoing, will not be disclosed by the Receiving Party to any Person, except in each case as otherwise expressly permitted by the terms and conditions of this Agreement or with the prior written consent of an authorized representative of Seller with respect to the Confidential Information of Seller or Selling Principals (each, a “Seller Contact”) or an authorized representative of Buyer with respect to the Confidential Information of Buyer (each, a “Buyer Contact”). Each of Buyer, Seller, and Selling Principals will disclose the Confidential Information of the other Parties only to its representatives who require such material for the purpose of evaluating the Contemplated Transactions and are informed by Buyer, Seller, or Selling Principals, as the case may be, of the obligations of this Section 12 with respect to such Confidential Information. Each of Buyer, Seller, and Selling Principals will: (a) enforce the terms of this Section 12 as to its respective representatives; (b) take such action to the extent necessary to cause its representatives to comply with the terms and conditions of this Section 12; and (c) be responsible and liable for any breach of the provisions of this Section 12 by it or its representatives.

Unless and until this Agreement is terminated, Seller and Selling Principals will maintain as confidential any Confidential Information of Seller or Selling Principals relating to any of the Assets or the Assumed Liabilities. Notwithstanding the preceding sentence, Seller and Selling Principals may use any Confidential Information of Seller before the Closing only in the Ordinary Course of Business.

From and after the Closing, the provisions of this Section 12 will not apply to or restrict in any manner Buyer’s use or disclosure of any Confidential Information of Seller or Selling Principals relating to the Business or any of the Assets or the Assumed Liabilities. Additionally, from and after the Effective Date, the provisions of this Section 12 will not apply to or restrict in any manner Buyer’s use or disclosure of any Confidential Information of Seller or Selling Principals arising out of or relating to Buyer’s fundraising activities (including, without limitation, disclosure to brokers, underwriters, market makers, or other investors); provided, however, that the recipient of such Confidential Information agrees to maintain the confidential nature of such Confidential Information.

12.3         Exceptions. This Section 12 does not apply to that part of the Confidential Information of a Disclosing Party that a Receiving Party demonstrates: (a) was, is, or becomes generally available to the public other than as a result of a breach of this Section 12 or any other applicable confidentiality agreement to which a Receiving Party or its representatives are bound; (b) was or is developed by the Receiving Party independently of and without reference to any Confidential Information of the Disclosing Party; or (c) was, is, or becomes available to the Receiving Party on a nonconfidential basis from a third party not bound by a confidentiality agreement or any legal, fiduciary, or other obligation restricting disclosure. Neither Seller nor Selling Principals will disclose any Confidential Information of Seller or Selling Principals relating to the Business or any of the Assets or the Assumed Liabilities in reliance on the exceptions in clauses (b) or (c) above.

12.4         Legal Proceedings. If a Receiving Party becomes compelled in any Proceeding or is requested by a Governmental Entity having jurisdiction over the Contemplated Transactions to make any disclosure that is prohibited or otherwise constrained by this Section 12, that Receiving Party will provide the Disclosing Party with prompt written notice of such compulsion or request so that it may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Section 12. In the absence of a protective order or other remedy, the Receiving Party may disclose that portion (and only that portion) of the Confidential Information of the Disclosing Party that, based upon advice of the Receiving Party’s counsel, the Receiving Party is legally compelled to disclose or that has been requested by such Governmental Entity; provided, however, that the Receiving Party will use reasonable efforts to obtain reliable assurances that confidential treatment will be accorded by any Person to whom any Confidential Information is so disclosed. The provisions of this Section 12.4 do not apply to any Proceedings between the Parties.

12.5         Return or Destruction of Confidential Information. If this Agreement is terminated, each Receiving Party will: (a) destroy all Confidential Information of the Disclosing Party prepared or generated by the Receiving Party without retaining a copy of any such material; (b) promptly deliver to the Disclosing Party all other Confidential Information of the Disclosing Party, together with all copies thereof, in the possession, custody, or control of the Receiving Party or, alternatively, with the written consent of a Seller Contact or a Buyer Contact (whichever represents the Disclosing Party), destroy all such Confidential Information; and (c) certify all such destruction in writing to the Disclosing Party; provided, however, that the Receiving Party may retain a list that contains general descriptions of the information it has returned or destroyed to facilitate the resolution of any controversies after the Disclosing Party’s Confidential Information is returned.

12.6         Attorney-Client Privilege. The Disclosing Party is not waiving, and will not be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges, or similar protections and privileges as a result of disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties: (a) share a common legal and commercial interest in all of the Disclosing Party’s Confidential Information that is subject to such privileges and protections; (b) are or may become joint defendants in Proceedings to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should any Party become subject to any actual or threatened Proceeding to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates; and (d) intend that after the Closing, the Receiving Party will have the right to assert such protections and privileges. No Receiving Party will admit, claim, or contend, in Proceedings involving any Party or otherwise, that any Disclosing Party waived any of its attorney work-product protections, attorney-client privileges, or similar protections and privileges with respect to any information, documents, or other material not disclosed to a Receiving Party due to the Disclosing Party disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party.

13.         General Provisions.

13.1         Publicity. Buyer may unilaterally coordinate, create, and file notices to third parties and all other publicity concerning the Contemplated Transactions. Seller and Selling Principals will not coordinate, create, or file any notices to third parties or any other publicity concerning the Contemplated Transactions without the prior written approval of Buyer.

13.2         Expenses. Except as otherwise specifically provided in this Agreement, each Party will be responsible for its own fees, costs, and other expenses incurred in negotiating and preparing this Agreement and in closing and carrying out the Contemplated Transactions.

13.3         Survival of Representations, Warranties, and Covenants. The respective representations, warranties, and covenants of Buyer, Seller, and Selling Principals made in this Agreement, the Ancillary Documents, or in any certificate, Contract, instrument, or other document delivered in connection with this Agreement, any Ancillary Document, Contract, instrument, or the Contemplated Transactions, including, without limitation, the obligations of indemnity, concerning taxes and tax liens, environmental issues, title to assets, and fraud will survive the Closing Date and the consummation of the Contemplated Transactions, until the applicable statute of limitations has run, notwithstanding any examination made by or for the Party to whom such representations, warranties, or covenants were made, the Knowledge of any officers, directors, shareholders, employees, or agents of the Party, or the acceptance of any certificate or opinion.   All other representations, warranties, and covenants of Buyer, Seller, and Selling Principals made in the aforementioned documents associated with this Agreement will last for a period of two years from the Closing Date.

13.4         Notices. All notices, requests, demands, and other communications required under this Agreement will be in writing and will be deemed duly given and received: (i) if personally delivered, on the date of delivery; (ii) if mailed, three days after deposit in the United States Mail, registered or certified, return receipt requested, postage prepaid and addressed as provided below; (iii) if by a courier delivery service providing overnight or “next-day” delivery, on the next business day after deposit with such service, addressed as follows:

If to Seller and Selling Principals:                      Recycool, Inc.
Marty Rosauer
Kurt Rosauer
Dennis Scott
Attn: Marty Rosauer
c/o 931 13th Ave. SE
Forest Lake, MN 55025

If to Buyer:                                                            GlyEco Acquisition Corp. #1
Attn: John d’Arc Lorenz II, President
4802 E. Ray Road, Suite 23-196
Phoenix, AZ 85044

Any Party may change its above-designated address by giving the other Parties written notice of such change in the manner set forth herein.

13.5         Disclosure Schedule. The information in the Seller Disclosure Schedule constitutes (i) exceptions to particular representations, warranties, covenants, and obligations of Seller and Selling Principals, as applicable, as set forth in this Agreement, or (ii) descriptions or lists of information and other items referred to in this Agreement. If there is any inconsistency between the statements in this Agreement and those in the Seller Disclosure Schedule, the statements in this Agreement will control.

13.6         Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

13.7         Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend, or describe the scope of this Agreement or of any provision hereof.

13.8         Entire Agreement; Modification. This Agreement constitutes the entire agreement among the Parties and supersedes all prior and contemporaneous agreements and undertakings of the Parties with respect to the subject matter hereof. No supplement, modification, or amendment of this Agreement will be binding and enforceable unless executed in writing by the Parties.

13.9         Waiver. No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision hereof (whether or not similar) nor will such waiver constitute a continuing waiver, and no waiver will be binding unless executed in writing by the Party making the waiver.

13.10       Exhibits, Schedules, and Recitals. The Exhibits and Schedules attached to this Agreement and the Recitals set forth above are hereby incorporated into and made a part of this Agreement.

13.11       Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

13.12       Governing Law; Jurisdiction. Except as expressly provided herein, this Agreement and all questions relating to its validity, interpretation, performance, and enforcement will be governed by and construed in accordance with the laws of the State of Arizona, notwithstanding any Arizona or other conflict-of-interest provisions to the contrary. Jurisdiction of and venue for any legal action between the Parties will be in the state and federal courts serving Maricopa County, Arizona, and the Parties hereby consent to such jurisdiction and venue.

13.13       Attorneys’ Fees. In the event an action or suit is brought by either Party to enforce the terms of this Agreement, the prevailing Party will be entitled to the payment of his, her, or its reasonable attorneys’ fees and costs, as determined by the judge of the court.

13.14       Parties in Interest. Except as expressly provided in this Agreement, nothing in this Agreement is intended to confer upon any Person other than the Parties, their respective heirs, representatives, successors, and permitted assigns, any rights or remedies under or by reason of this Agreement, nor is anything in this Agreement intended to relieve or discharge the liability of any Party, nor will any provision of this Agreement give any entity any right of subrogation against or action over or against any Party; provided, however, that the Buyer Indemnified Parties are intended to be express third party beneficiaries of the indemnification provisions in Section 10 of this Agreement; and provided further, that GlyEco and the applicable underwriters, market makers, and broking institutions engaged by GlyEco to conduct an reverse merger into a public shell are intended to be express third party beneficiaries of the market stand-off provisions in Section 10.8 of this Agreement.

13.15       Successors in Interest. Except as otherwise provided herein, all provisions of this Agreement will be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, executors, administrators, personal representatives, successors, and assigns of any of the Parties.

13.16       Severability. The invalidity or unenforceability of any particular provision, or any part thereof, of this Agreement will not affect the other provisions hereof and this Agreement will be continued in all respects as if such invalid or unenforceable provision were omitted.

13.17       Further Documentation. Each Party will execute and deliver such further instruments, agreements, Contracts, and documents and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

13.18       Selling Principal Obligations. The liability of each Selling Principal will be joint and several with Seller and with the other Selling Principals. Where in this Agreement and the Ancillary Documents provision is made for any action to be taken or not taken by Seller, each Selling Principal jointly and severally undertakes to cause Seller to take or not take such action, as the case may be. Without limiting the generality of the foregoing, each Selling Principal will be jointly and severally liable with Seller for the indemnities set forth in Section 10 of this Agreement and the other indemnity provisions of the Ancillary Documents.

13.19       Usage. In this Agreement, unless a clear contrary intention appears: (i) the singular number includes the plural number and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iii) reference to any gender includes each other gender; (iv) reference to this Agreement, the Ancillary Documents, or any other agreement, document, certificate, Contract, or instrument means such agreement, document, certificate, Contract, or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (v) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced, or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement, or reenactment of such section or other provision; (vi) “hereunder,” “hereof,” “hereto,” and words of similar import will be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof; (vii) “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term; (viii) “or” is used in the inclusive sense of “and/or”; (ix) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; and (x) references to this Agreement, the Ancillary Documents, or other documents, instruments, certificates, Contracts, or agreements will be deemed to refer as well to all addenda, exhibits, schedules, or amendments thereto.

13.20       Interpretation. The Parties agree that each Party and his, her, or its counsel have reviewed this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not apply to the interpretation of this Agreement.

13.21       Counsel. Seller and Selling Principals acknowledge and agree that the firm of Hool Law Group, PLC did not act as counsel to Seller and Selling Principals in drafting this Agreement, but acted solely upon instruction from its client, Buyer. Seller and Selling Principals have, at their discretion, either had their counsel review this Agreement or have knowingly waived their rights to have counsel review this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have executed this Asset Purchase Agreement as of the Effective Date.

“SELLER”

RECYCOOL, INC. a Minnesota Corporation

By: /s/ Marty Rosauer
Name:  Marty Rosauer
Title: President

“SELLING PRINCIPALS”

/s/ Kurt Rosauer
KURT ROSAUER, an individual

/s/ Marty Rosauer
MARTY ROSAUER, an individual

/s/ Dennis Scott
DENNIS SCOTT, an individual

“BUYER”

GLYECO ACQUISITION CORP. #1, an Arizona corporation

By: /s/ John d’Arc, Lorenz
John d’Arc Lorenz, II, Chairman and Chief Executive Officer

“GLYECO”

Solely for the purposes set forth in Section 3.1 and Section 7

GLYECO, INC., a Nevada corporation

By: /s/ John d’Arc, Lorenz
John d’Arc Lorenz, II, Chairman and Chief Executive Officer

Schedule 1-A

Capitalized Terms

“Ancillary Document(s)” means, collectively, the Exhibits attached to this Agreement, the Schedules attached to this Agreement, the Seller Disclosure Schedule, the IP Assignment, the Noncompetition Agreement, the Assignment and Bill of Sale, the Assignment and Assumption Agreement, the Seller Financial Statements, the Subscription Documents, the Seller Documents, the Seller Closing Certificate, the Employment Agreements, the First Refusal Agreement, the Lease Assignment, and all other agreements, instruments, opinions, Contracts, certificates, documents, and other statements executed and/or delivered by any of the Parties pursuant to the terms and conditions of this Agreement, in connection with the Contemplated Transactions, or pursuant to the terms and conditions of any other Ancillary Document, whether before or after the Closing.

“Contemplated Transactions” means all of the transactions contemplated by this Agreement, any Ancillary Document, or any other agreement, instrument, opinion, Contract, certificate, document, and other statements executed and/or delivered by any of the Parties pursuant to the terms and conditions of this Agreement, in connection with the Contemplated Transactions, or pursuant to the terms and conditions of any other Ancillary Document.

“Contract” means any agreement, contract, lease, consensual obligation, promise, or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

“Encumbrances” means any and all charges, claims, community or other marital property interests, conditions, equitable interests, liens, options, pledges, security interests, mortgages, rights of way, easements, encroachments, servitudes, rights of first option, rights of first refusal, or similar restrictions, including, without limitation, any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income, or exercise of any other attribute of ownership.

“Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

“Environmental, Health and Safety Liabilities” means any cost, damages, expense, liability, obligation, or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to: (a) any environmental, health, or safety matter or condition (including on-site or off-site contamination, occupational safety, and health and regulation of any chemical substance or product); (b) any fine, penalty, judgment, award, settlement, or Proceeding, damages, loss, claim, demand, or response, remedial or inspection cost, or expense arising under any Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment, or other remediation or response actions (“Cleanup”) required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Entity or any other Person) and for any natural resource damages; or (d) any other compliance, corrective, or remedial measure required under any Environmental Law or Occupational Safety and Health Law.

“Environmental Law” means any Legal Requirement that requires or relates to: (a) advising appropriate authorities, employees, or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment; (b) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment; (c) reducing the quantities, preventing the Release, or minimizing the hazardous characteristics of wastes that are generated; (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of; (e) protecting resources, species, or ecological amenities; (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances; (g) cleaning up pollutants that have been Released, preventing the threat of Release or paying the costs of such clean up or prevention; or (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

“Facilities” means any real property, leasehold, or other interest in real property currently owned or operated by Seller and/or used on connection with the Business or the Assets.

“Governmental Authorization” means any consent, license, registration, or permit issued, granted, given, or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Legal Requirement.

“Governmental Entity” means any federal, state, or local court, administrative agency, or commission, or other governmental authority or instrumentality, whether domestic or foreign.

“Hazardous Activity” means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about, or from any of the Facilities or any part thereof into the Environment and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm, to Persons or property on or off the Facilities.

“Hazardous Material” means any substance, material, or waste which is or will foreseeably be regulated by any Governmental Entity, including any material, substance, or waste which is defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “contaminant,” “toxic waste,” or “toxic substance” under any provision of Environmental Law, and including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde, and polychlorinated biphenyls.

An individual will be deemed to have “Knowledge” of a particular fact or other matter if: (i) that individual is actually aware of that fact or matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation, warranty, covenant, or other agreement contained in this Agreement, in any Ancillary Document, or in any instrument, certificate, document, or other Contract delivered in connection with this Agreement, any Ancillary Document, or the Contemplated Transactions. A Person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, manager, member, partner, executor, employee, agent, or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (i) and (ii) above), and any such individual (and any individual Party to this Agreement or any Ancillary Document) will be deemed to have conducted a reasonably comprehensive investigation regarding the accuracy of the representations, warranties, covenants, or other agreements contained in this Agreement, in any Ancillary Document, or in any instrument, certificate, document, or other Contract delivered in connection with this Agreement, any Ancillary Document, or the Contemplated Transactions made herein or therein by that Person or individual.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational, or other constitution, law, ordinance, principle of common law, code, regulation, statute, and treaty.

“Occupational Safety and Health Law” means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

“Order” means any order, injunction, judgment, decree, ruling, assessment, or arbitration award of any arbitrator of any court, arbitrator, mediator, government, or Governmental Entity.

“Ordinary Course of Business” means an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action: (a) is consistent in nature, scope, and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; (b) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and (c) is similar in nature, scope, and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

“Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture, or other Governmental Entity.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial, or investigative, whether formal or informal, whether public or private), or other proceeding or governmental investigation.

“Release” means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the Environment or into or out of any property.

“Remedial Action” means all actions, including any capital expenditures, required or voluntarily undertaken: (a) to clean up, remove, treat, or in any other way address any Hazardous Material or other substance; (b) to prevent the Release or threat of Release or to minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the Environment; (c) to perform pre-remedial studies and investigations or post- remedial monitoring and care; or (d) to bring all Facilities and the operations conducted thereon into compliance with Environmental Laws and environmental Governmental Authorizations.

“Removal,” “remedial,” and “response action” include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA).

“Securities Act” means the Securities Act of 1933 (as amended).

“Tax(es)” means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge, or duty of any kind whatsoever and any interest, penalty, addition, or additional amount thereon imposed, assessed, or collected by or under the authority of any Governmental Entity.

Schedule 1

Assets

The Assets include the Business and all of the properties and assets of Seller, including, without limitation, those defined in Section 1 of the Agreement, and the Assets, if any, listed below.

No.	Assets	Service Date
1.	Fax machine	1996
2.	Recycle equipment	1998
3.	Equipment	1999
4.	Improvement	2000
5.	Equipment	2000
6.	Recycle equipment	2001
7.	Computer hardware	2001
8.	Volvo truck (Mack 2003, Model MV 222, Engine E3-210)	2002
9.	Truck BX	2002
10.	Custom tanks	2002
11.	Flow meter	2002
12.	Computer hardware	2002
13.	Computer hardware	2003
14.	Tools	2003
15.	Plastic pallets	2003
16.	Distiller	2004
17.	Tanks	2004
18.	Compressor	2004
19.	Sawzall	2004
20.	Computer hardware	2005
21.	Phone switches	2005
22.	Cameras	2005
23.	Air dryer	2005
24.	Pressure washer	2005
25.	Pallets	2005
26.	Vacs	2005
27.	Fan	2005
28.	Equipment hardware	2005
29.	Vacuum distillation unit Model VDU-2000, with 1 million Btu/hr heater, natural gas fuel and all equipment associated with such unit	2005
30.	Tanks	2006
31.	Pallet racking	2006

No.	Assets	Service Date
32.	Pumps	2006
33.	Tools	2006
34.	Ladder	2006
35.	Motor controls	2006
36.	Rotary Screw Compressor – 2006 Atlas Copco model GX5-FF, Prod. #8152101278 Ser.# All650619	2009

No.	Tanks	Capacity/Gallons	Use
1.		1,500	50/50 A-F
2.		1,500	50/50 A-F
3.		1,500	50/50 A-F
4.		1,500	Used A-F
5.		2,000	Used A-F
6.		2,000	Used A-F
7.		3,000	Used A-F
8.		3,000	Used A-F
9.		6,000	Bulk
10.		6,000	Bulk

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Schedule 1.4

Contractual Rights

Unless a new lease is entered into pursuant to Section 4.17, Office/Warehouse Lease dated September 1, 2000 and subsequent amendments, by and between Seller and Bolger Building Partnership, L.L.P. (and Bolger Family Limited Partnership).

Schedule 1.7

Real Property

All of Seller’s rights and interest under that certain Office/Warehouse Lease, dated September 1, 2000 and subsequent amendments, by and between Seller and Bolger Building Partnership, L.L.P. (and Bolger Family Limited Partnership), only to the extent that Landlord consents to an assignment of such lease to Buyer.

Schedule 2.1

Excluded Assets

The Excluded Assets include only the following:

1.	Physical possession of all of Seller’s minute books, stock records, organizational documents, and corporate seals. True and correct documents will be available for Buyer to copy.
2.	Any materials needed for tax audit purposes, which Seller may destroy after seven calendar years and after making true and correct materials available to Buyer to copy.
3.	Four laptop computers and one desktop computers, none of which are located on the premises where Seller operates its Business.
4.	The following personal cell phone numbers: (651) 248-5654; (651) 248-5454; and (651) 274-5882.
5.	Trade accounts receivable equal to or greater than 90 days.

Schedule 2.2

Assumed Liabilities

Unless a new lease is entered into pursuant to Section 4.17, Office/Warehouse Lease dated September 1, 2000 and subsequent amendments, by and between Seller and Bolger Building Partnership, L.L.P. (and Bolger Family Limited Partnership).

Schedule 3.3

Allocation of the Purchase Price

[To Be Determined And Agreed To By The Parties Prior To Closing]

Schedule 4.12

Signatories to Noncompetition Agreement

1.          Marty Rosauer, an individual;
2.          Kurt Rosauer, an individual; and
3.          Dennis Scott, an individual.

EXHIBIT A

ASSIGNMENT OF INTELLECTUAL PROPERTY

THIS ASSIGNMENT OF INTELLECTUAL PROPERTY (this “Assignment”) is executed as of ________________, 2011 (the “Effective Date”), by and among RECYCOOL, INC., a Minnesota corporation (“Assignor”), and GlyEco Acquisition Corp #1, an Arizona corporation (“Assignee”).

RECITALS

A.          Assignor, Assignee, and certain principals of Assignor are parties to an Asset Purchase Agreement, dated as of December 16, 2011 (the “Agreement”), pursuant to which Assignor has agreed to sell and transfer to Assignee, and Assignee has agreed to buy from Assignor, the Business and the Assets, including Intellectual Property related to the ownership, possession, operation, or use of the Assets.

B.          Intellectual Property includes, without limitation, all Trademarks, Patents, Copyrights, Other Proprietary Rights, and Licenses of Assignors.

C.          All capitalized terms used but not otherwise defined in this Assignment will have the meanings ascribed to such terms in the Agreement.

ASSIGNMENT

For and in consideration of the mutual promises and covenants contained in this Assignment and in the Agreement, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby irrevocably sells, transfers, and assigns to Assignee, and Assignee hereby accepts the transfer and assignment of, all of Assignor’s respective worldwide right, title, and interest in, to, and under the Assignor’s foreign and domestic Intellectual Property, including, without limitation, the Trademarks set forth on Attachment A attached hereto, and all rights to sue for and collect damages for the use or infringement of the Intellectual Property, whether arising prior to or subsequent to the Effective Date, and all goodwill associated with the Intellectual Property, the same to be held and enjoyed by Assignee and its successors and assigns from and after the Effective Date as fully and entirely as the same would have been held and enjoyed by Assignor had this Assignment not been made.

This Assignment is governed by and construed in accordance with the laws of the State of Arizona, without regard to conflict of law principles. If there is any conflict between the terms of this Assignment and the terms of the Agreement, the terms of this Assignment will control. The Recitals set forth above and the exhibits attached to this Assignment are hereby incorporated into and made a part of this Assignment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Assignor has executed or caused its duly authorized agent to execute this Assignment of Intellectual Property as of the Effective Date.

RECYCOOL, INC., a Minnesota corporation

By:
Name:
Title:

STATE OF                       )
                                           )
County of

On this ______ day of _______________, 2011, before me appeared, who is the _________________ of RECYCOOL, INC., a Minnesota corporation, the person who signed this instrument, who acknowledged that he signed it as a free act on behalf of the identified corporation with authority to do so.

Notary Stamp:

Notary Public

ACCEPTED AND AGREED:

GlyEco Acquisition Corp #1, an Arizona corporation

By:
John d’Arc Lorenz, II, Chairman and Chief Executive Officer

STATE OF

County of

On this                  day of ______________, 2011, before me appeared John d’Arc Lorenz, II, who is the Chairman and Chief Executive Officer of ______________________________________________, the person who signed this instrument, who acknowledged that he signed it as a free act on behalf of the identified corporation with authority to do so.

Notary Stamp:

Notary Public

ATTACHMENT A

Including but not limited to:

1.	Recycool;
2.	Recycool Universal Gold;
3.	Recycool Green;
4.	Recycool Global;
5.	Dynatherm HTF-50 Heat Transfer Fluid;
6.	Dynacool XL;
7.	GSI; and
8.	www.recycool.net and all content on and associated with aforementioned website.

EXHIBIT B

NONCOMPETITION AND CONFIDENTIALITY AGREEMENT

This NONCOMPETITION AND CONFIDENTIALITY AGREEMENT (the “Agreement”) is made and entered into as of ______________________, 2011, by and among MARTY ROSAUER, an individual (“M. Rosauer”), KURT ROSAUER, an individual (“K. Rosauer”), DENNIS SCOTT, an individual (“Scott” and collectively with M. Rosauer and K. Rosauer, the “Selling Principals”), and GlyEco Acquisition Corp #1, an Arizona corporation (“Buyer”).

RECITALS

A.           Buyer, Selling Principals, and RECYCOOL, INC., a Minnesota corporation (“Seller”), are parties to that certain Asset Purchase Agreement (“Purchase Agreement”), dated as of December 16, 2011, relating to the purchase by Buyer of substantially all of the assets of Seller. Capitalized terms used but not otherwise defined in this Agreement will have the meanings ascribed to such terms in the Purchase Agreement.

B.           Pursuant to the terms and conditions of the Purchase Agreement, Selling Principals are executing this Agreement, in part, because such individuals have developed and obtained substantial and detailed experience and extensive and valuable knowledge and Confidential Information concerning Seller, the Assets, and the Business.

C.           As a condition to the consummation of the Contemplated Transactions, and to enable Buyer to secure more fully the benefits of its acquisition of the Assets and the Business, as set forth in the Purchase Agreement, and to induce the Buyer to consummate the Contemplated Transactions, Selling Principals are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the payment of the Purchase Price set forth in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Selling Principals and Buyer hereby agree as follows:

1.           Covenant Not to Compete. Each Selling Principal will not, without Buyer’s prior written consent, directly or indirectly: (i) own, have an interest in (other than as a less than 5.0% equity owner of any Person traded on any national, international, or regional stock exchange or in the over-the-counter market, which 5.0% threshold includes the as-converted amount of any securities convertible into the equity securities of such Person), operate, join, control, or participate in, or be connected with as an officer, employee, partner, consultant, or otherwise with, any Person having, selling, marketing, manufacturing, exploiting, producing, or developing any products, services, or technology relating to the Business or the Assets; or (ii) in any manner compete with, or become involved in any competitor of, Buyer anywhere within the geographic boundaries of the continental United States of America (the “Restricted Area”) for a period of seven years from the latest to occur of the date that such Selling Principal is no longer employed by, affiliated with, or an equity owner (either individually or as an equity owner of Seller) of Buyer (the “Restricted Period”). If a court of competent jurisdiction concludes that the foregoing covenants are unenforceable according to their terms, either because of the duration of the Restricted Period or the scope of the Restricted Area, Selling Principals and Buyer agree that a court of competent jurisdiction will reduce the duration of the Restricted Period or the scope of the Restricted Area so that the resulting duration and scope will be the maximum that such court will conclude is enforceable, which education will be performed as follows: (a) in the case of the Restricted Period, the duration will be reduced by one month at a time until it will be the maximum enforceable duration; and, (b) in the case of Restricted Area, such area will be reduced by eliminating individual states one at a time therefrom starting with the state furthest from the State of Minnesota until such area will be the maximum enforceable geographical coverage.

2.           Confidential Information.

(a)           “Confidential Information” means all information concerning the Assets and the Business, including, without limitation: (i) any and all know-how, improvements, trade secrets, and other information concerning the Assets and the Business, Seller’s customer lists, and Seller’s price lists; (ii) any and all materials containing or based, in whole or in part, on any information included in the foregoing; (iii) any Confidential Information (as defined in the Purchase Agreement); and (iv) the terms and conditions of the Purchase Agreement, any Ancillary Document, and any other schedule, exhibit, certificate, Contract, document, or instrument executed and delivered pursuant thereto. “Confidential Information” does not include information that is or becomes generally known or available to the public (other than by reason of the breach of this Agreement or the Purchase Agreement or any other obligation of confidentiality).

(b)           Selling Principals (i) will not disclose Confidential Information, except as compelled by law pursuant to a final Order of a court of competent jurisdiction not subject to appeal, (ii) will not use any of the Confidential Information for any reason or purpose other than to consummate the Contemplated Transactions or to carry out the business plan of Buyer after the Closing, and (iii) will take all reasonably necessary and appropriate efforts to safeguard the Confidential Information from disclosure to anyone other than Buyer and its respective agents.

3.           Non-Solicitation. As further inducement for Buyer to enter into the Purchase Agreement, each of the Selling Principals will not, during the Restricted Period: (a) hire any employee or independent contractor of Buyer; (b) induce or attempt to induce, directly or indirectly, any employee of Buyer to leave his or her employment with Buyer; (c) interfere, in any way, with the relationship between the Buyer and its employees; (d) induce or attempt to induce any customer, supplier, licensee, or business relation of Buyer to cease doing business with Buyer, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of Buyer; or (e) solicit, directly or indirectly, either for himself/herself or any other Person, the business of any Person known to any of the Selling Principals or reasonably believed by any of the Selling Principals to be a customer of Buyer, whether or not any of the Selling Principals had personal contact with such Person.

4.           Enforcement. Selling Principals agree and acknowledge that a violation of this Agreement will constitute immediate, irreparable harm to Buyer for which monetary damages are insufficient. The parties hereto therefore agree that, in addition to any other rights or remedies, Buyer is entitled to seek and obtain (a) a decree or Order of specific performance to enforce the observance and performance of the agreements, covenants, or obligations in this Agreement, and (b) an injunction restraining any breach or threatened breach of this Agreement. Selling Principals further agree that Buyer will not be required to obtain, and each of the Selling Principals irrevocably waives any right that he or she may have to require Buyer to, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.

5.           Acknowledgments. Selling Principals each agree and acknowledge that the rights and consideration provided for in this Agreement and the Purchase Agreement are adequate consideration for the agreements herein made by each of them and that such covenants, and the territorial, time, and other limitations with respect thereto, are reasonable and properly required for the adequate protection of Buyer’s acquisition of the Business and the Assets, and Selling Principals each agree and acknowledge that such limitations are reasonable with respect to their business activities, and do not impose undue hardship on them.

6.           Assignment. This Agreement may not be assigned by Selling Principals. Buyer may assign this Agreement, in whole or in part, to any Person deriving title from Buyer to the Business or the Assets: provided, however, that if Buyer will sell, transfer, or assign less than all of its interest in the Business or the Assets, the obligations of Selling Principals under this Agreement will continue both as to Buyer and as to any successor(s) in interest of the assigned portion of the Business or the Assets.

7.           Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding will not effect the validity of the remainder of this Agreement, the balance of which will continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this Agreement. The parties hereto further agree that any such court is expressly authorized to modify any unenforceable provision of this Agreement in lieu of severing the unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, adding additional language to this Agreement, deleting language, or by making such other modification that the court deems warranted to carry out the intent of the parties hereto as indicated by the terms of this Agreement and the Purchase Agreement. The parties hereto expressly agree that this Agreement as so modified by the court will be binding upon and enforceable against each of them.

8.           Counterparts. This Agreement and any amendment hereof may be executed in any number of counterparts, each of which will be deemed an original and all of which, together, will constitute one and the same instrument. In producing this Agreement, it will not be necessary to produce or account for more than one counterpart signed by the party against whom enforcement is sought.

9.           Amendments and Waivers; Construction. No amendment, modification, termination, or waiver of any provision of this Agreement will be effective unless in writing and signed by all of the parties hereto, and then only to the extent specifically set forth therein. This Agreement will not be construed more strictly against one party by virtue of the fact that this Agreement may have been prepared by counsel for one of the parties, it being recognized that each of the parties hereto have contributed substantially and materially to the preparation of this Agreement.

10.         No Waivers by Implication. No course of dealing on the part of any party, or their respective officers, directors, employees, consultants, or agents, nor any failure or delay by any party with respect to exercising any of their respective rights, powers, or privileges under this Agreement or law will operate as a waiver thereof. No waiver by any party of any condition or the breach of any term, covenant, or agreement contained in this Agreement, whether by conduct or otherwise, in any one or more instances will be deemed a further or continuing waiver of any term, covenant, or agreement of this Agreement.

11.         Entire Agreement. Except as may be set forth in the Purchase Agreement, this Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof. If there is a conflict between the terms, conditions, representations, warranties, and covenants contained in this Agreement and any other document, then the provisions in this Agreement will control; provided, however, that if any terms or conditions of this Agreement conflict with terms or conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement will control.

12.         Rights Cumulative. Except as set forth in this Agreement, all rights, powers, and remedies under this Agreement are cumulative and not alternative and are in addition to all statutes or rules of law.

13.         Incorporation of Recitals. The Recitals set forth above are hereby incorporated into and made a part of this Agreement.

14.         Governing Law. This Agreement, and the rights and obligations of the parties hereunder, will be governed by and construed in accordance with the laws of the State of Arizona, without regard to its conflict of laws principles.

15.         Intended Beneficiary.  Seller and Selling Principals acknowledge that the restrictions in this Agreement that pertain to Buyer shall also apply to GlyEco, Inc. a Nevada corporation, the parent corporation of Buyer (“Parent Company”) and its business.  Parent Company is an intended beneficiary under this Agreement and shall be entitled to enforce this Agreement fully as if Parent Company were the “buyer” under the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Noncompetition and Confidentiality Agreement as of the date first above written.

SELLING PRINCIPALS:

MARTY ROSAUER, an individual

KURT ROSAUER, an individual

DENNIS SCOTT, an individual

BUYER:

GlyEco Acquisition Corp #1, an Arizona corporation

By:
John d’Arc Lorenz, II, Chairman and Chief Executive Officer

EXHIBIT C

SELLER SUBSCRIPTION AGREEMENT

GlyEco, Inc.
4802 E. Ray Road, Suite 23-196
Phoenix, AZ 85044-6417
Attn: John d’Arc Lorenz, II

Ladies and Gentlemen:

1.           Subscription and Payment. This Subscription Agreement (the “Agreement”) is being executed and delivered by RECYCOOL, INC., a Minnesota corporation (“Seller”), pursuant to the terms and conditions of that certain Asset Purchase Agreement, dated as of December 16, 2011 (the “Purchase Agreement”), by and among Seller, Marty Rosauer, an individual, Kurt Rosauer, an individual, Dennis Scott, an individual, and GlyEco Acquisition Corp #1, an Arizona corporation (“Buyer”) and GlyEco, Inc. a Nevada corporation (“GlyEco”), whereby Buyer is purchasing substantially all of the assets of Seller. Pursuant to the terms and conditions of the Purchase Agreement, Seller hereby subscribes for an aggregate total of 525,000 shares of Common Stock (the “Shares”), $0.0001 par value per share, of GlyEco, the parent company of the Buyer, to be distributed as described in the Purchase Agreement.  Capitalized terms used but not otherwise defined in this Agreement will have the meanings ascribed to such terms in the Purchase Agreement. Seller understands and agrees that Buyer and GlyEco each have the right to accept or reject this Agreement, in whole or in part, and that this Agreement will be deemed accepted only when signed by an authorized representative of Buyer and GlyEco. If Buyer or GlyEco learns, after the Closing, that Seller has misrepresented any information in this Agreement, the Purchase Agreement, any Ancillary Document, or any other document, certificate, instrument, or Contract submitted by Seller or any of the Selling Principals in connection with the Purchase Agreement, any Ancillary Document, or the Contemplated Transactions, then, in addition to all other rights available to GlyEco or Buyer, GlyEco will have the right to re-acquire the Shares from Seller and cause an unwinding of the Contemplated Transactions.

2.           Cancellation of Subscription Agreement. Seller has no right to cancel, revoke, or withdraw this Agreement, except as may be provided under applicable securities laws.

3.           Representations, Warranties, Covenants, and Acknowledgements. To induce GlyEco to issue the Shares to Seller, and knowing that both Buyer and GlyEco are each relying upon the truth and accuracy of the following in effectuating such issuance, consummating the Closing, and establishing compliance with applicable foreign, federal, and state securities laws, Seller hereby represents, warrants, covenants, and acknowledges to Buyer and to GlyEco that:

(a)          Seller has full power to execute, deliver, and perform under each of the following: (i) this Agreement; (ii) the Purchase Agreement; and (iii) the Ancillary Documents to which it is a party or signatory including, without limitation, the Accredited Investor Questionnaire to be delivered to Buyer and to GlyEco simultaneously herewith. This Agreement is the legal and binding obligation of and is enforceable against Seller in accordance with its terms.

(b)         The execution and delivery of this Agreement, the consummation of the Contemplated Transactions, and the fulfillment of the terms and conditions of this Agreement and the Purchase Agreement, will not result in the breach of any term or condition of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under, any Contract or other instrument of any description to which Seller is a party or by which Seller is bound, or any judgment, decree, order, or award of any court, Governmental Entity, or arbitrator, or any applicable Legal Requirement, law, rule, or regulation.

(c)          Seller is not in breach of any representation, warranty, condition, agreement, or covenant contained in this Agreement, the Purchase Agreement, or any of the Ancillary Documents. All representations, warranties, and other statements of Seller contained in this Agreement, the Purchase Agreement, or any of the Ancillary Documents are true and correct in all respects.

(d)         Seller agrees and acknowledges that GlyEco is currently an early-stage company and further understands and has been advised by GlyEco that the business activities of GlyEco and an investment in the Shares are speculative and subject to substantial risks, and there can be no guarantee of the amount of or type of profit or loss to be realized, if any, as a result of such investment.

(e)          Seller is an “accredited investor” as that term is defined under Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and has accurately completed an Accredited Investor Questionnaire and is simultaneously delivering such Accredited Investor Questionnaire to Buyer and to GlyEco in order to enable Buyer and GlyEco to verify Seller’s status as an accredited investor under the Securities Act.

(f)          Seller has been given access to full and complete information regarding GlyEco and has utilized such access to Seller’s satisfaction for the purpose of obtaining such information regarding GlyEco as Seller has reasonably requested. In particular, Seller has been given a reasonable opportunity to review such documents as Seller has requested and to ask questions of, and to receive answers from, representatives of GlyEco concerning the terms and conditions of the Shares and the business and affairs of GlyEco and to obtain any additional information concerning GlyEco’s business to the extent reasonably available so as to understand more fully the nature of this investment and to verify the accuracy of the information supplied.

(g)         Seller represents and warrants that it has consulted with a qualified attorney, tax advisor, or accountant, or has elected not to do so, and understands the income tax aspects of an investment in the Shares. Seller, in determining to invest in the Shares, and if Seller consulted Seller’s legal counsel, tax advisor, accountants, and other advisors: (i) has been encouraged and has had the opportunity to rely upon the advice of Seller’s legal counsel, tax advisor, accountants, and other advisors with respect to its investment in the Shares; and (ii) has relied solely upon the advice of Seller’s legal counsel, tax advisor, accountants, or other financial advisors with respect to the financial, tax, and other considerations relating to its investment in the Shares. Seller agrees and acknowledges that neither Buyer nor GlyEco, nor anyone on behalf of either Buyer or GlyEco, has made any representations to Seller regarding the tax and other consequences of an investment in the Shares.

(h)         Seller has received from GlyEco all requested documents, records, and books pertaining to its investment in the Shares so as to enable Seller to evaluate the merits and risks of this investment. Seller agrees and acknowledges that all documents were prepared by GlyEco and that no independent legal counsel, accountant, or company has passed upon or assumed any responsibility for the accuracy, completeness, or fairness of information provided to Seller and no independent legal counsel, accountant, or company has independently verified or investigated in any way the accuracy, completeness, or fairness of such information.

(i)           Seller was not offered or sold the Shares, directly or indirectly, by means of any form of general advertising or general solicitation, including, without limitation: (i) any advertisement, article, notice, or other communication published in a newspaper, magazine, or similar medium of communication or broadcast over television or radio; or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(j)           Seller is domiciled in the State of Minnesota and has no present intention of becoming domiciled in any other state, country, or jurisdiction, and the address and Employer Identification Number of Seller set forth on the signature page hereof are Seller’s true and correct business address and Employer Identification Number.

(k)          Seller: (i) has no need for liquidity in Seller’s investments; (ii) warrants that all investments in and commitments to non-liquid investments are, and after Seller’s purchase of the Shares will be, reasonable in relation to Seller’s net worth and current needs; and (iii) warrants that any financial information that is provided herewith by Seller, or is subsequently submitted by Seller at the request of Buyer or GlyEco, does or will accurately reflect Seller’s financial condition with respect to which Seller does not anticipate any material adverse change.

(l)           Seller agrees and acknowledges that Buyer and GlyEco are relying on exemptions from the registration requirements of the Securities Act and afforded by applicable state and foreign statutes and regulations.

(m)         Seller understands that the Shares have not been and will not be registered under the Securities Act, or the securities laws of any other state or country, and are subject to substantial restrictions on transfer and that (i) GlyEco has no obligation or intention to register the Shares for resale or transfer under the Securities Act or any state or country securities laws, or to take any action (including the filing of reports or the publication of information as required by Rule 144 under the Securities Act) which would make available any exemption from the registration requirements of any such laws, and (ii) Seller, therefore, may be precluded from selling or otherwise transferring or disposing of the Shares for an indefinite period of time or at any particular time. Further, Seller agrees and acknowledges that the Shares will be characterized as “restricted securities” under the United States federal securities laws inasmuch as they are being acquired from Buyer in a transaction not involving a public offering and that under such laws and applicable regulations the Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Seller represents and warrants that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(n)         Seller agrees and acknowledges that certificates evidencing the Shares may bear one or all of the following legends or legends similar in substance to such legends:

A.           THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY; and

B.           Any legend required by applicable state “blue sky” or other applicable foreign securities laws, rules, and regulations.

(o)         Seller agrees and acknowledges that, except upon certain limited circumstances, the restrictions on the sale, transfer, and disposition of the Shares will also apply to any and all other securities issued or otherwise acquired with respect to the Shares including, without limitation, any dividend, capital adjustment, exchange, or any distribution of interests or securities pursuant to any corporate reorganization, reclassification, or similar event.

(p)         Seller agrees and acknowledges that the Shares are being acquired for Seller’s own account without a view to public distribution, transfer, resale, or assignment and that Seller has no contract, undertaking, agreement, or arrangement to sell or otherwise transfer or dispose of the Shares or any portion thereof to any other Person.

(q)         Seller can bear the economic risk of an investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Seller has not been organized for the purpose of acquiring the Shares.

(r)          Seller agrees that it will not sell or otherwise transfer or dispose of the Shares, or any portion thereof, unless such Shares are registered under the Securities Act or any other applicable state or foreign securities laws, or Seller obtains an opinion of counsel satisfactory to GlyEco that the Shares may be sold in reliance on an exemption from such registration requirements.

(s)          Seller understands that no federal, state, or foreign agency, including the Securities and Exchange Commission and the securities commissions or authorities of any other state or country, has approved or disapproved the Shares or made any finding or determination as to the fairness of the Shares for investment.

(t)          Seller is not subject to any back-up withholding provisions of Section 3406(a)(1) of the Code.

(u)         If subject to the ERISA, Seller is aware of and has taken into consideration the diversification requirements of Section 404(a)(3) of ERISA in determining to invest in the Shares and Seller has concluded that the purchase of the Shares is prudent.

(v)         The foregoing representations and warranties and the information provided by Seller in this Agreement are true and accurate as of the date hereof and will survive the Closing. Seller understands that the Shares are being offered and sold in reliance on specific exemptions from the registration requirements of federal, state, and foreign laws and that Buyer and GlyEco are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements, and understandings set forth herein and the information provided by Seller in this Agreement in order to determine the suitability of Seller to acquire the Shares. Seller agrees promptly to notify Buyer and GlyEco of any changes to any of the foregoing.

4.           “Market Stand-Off” Agreement. For a period of one-year after the Closing, Seller hereby agrees that, Seller will not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of the Shares during the period commencing on the Closing Date and ending on a date determined by GlyEco for a period of up to 12 months.  To further evidence this Agreement, Seller will execute a market standoff agreement with GlyEco or said underwriters, and brokering institutions in customary form consistent with the provisions of this Section 4.

In order to enforce the foregoing agreements, GlyEco may impose stop-transfer instructions with respect to the Shares until the end of such period. Seller agrees and acknowledges that a legend reading substantially as follows may be placed on all certificates representing Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH IS ON FILE AT THE COMPANY’S PRINCIPAL OFFICE. SUCH LOCK- UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

5.           Covenants and Indemnity.

(a)           The representations, warranties, covenants, and agreements set forth in this Agreement are made or given by Seller to Buyer and to GlyEco in connection with the Contemplated Transactions.

(b)           Seller will indemnify and hold harmless the Buyer Indemnified Parties from and against any loss, damage, or liability due to or arising out of a breach of any of the representations, warranties, covenants, agreements, and acknowledgments set forth in this Agreement.

6.           General Provisions.

(a)           This Agreement will be governed by and construed in accordance with the internal laws of the State of Arizona, notwithstanding any Arizona or other conflicts-of-law provisions to the contrary. Seller acknowledges and agrees that any action or proceeding of any kind against Seller arising out of or by reason of this Agreement may be brought in any federal or state court of competent jurisdiction located in the State of Arizona, and hereby irrevocably consents to the jurisdiction of any such court.

(b)           This Agreement and the rights, powers, and duties set forth herein will be binding upon Seller and its successors and permitted assigns and will inure to the benefit of GlyEco and Buyer and their respective successors and assigns.

(c)           If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed inoperative to the extent that it may conflict therewith and will be deemed modified to conform with such statute or rule of law, but such provision will not affect the validity or enforceability of any other provision hereof.

(d)           This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts will, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.
(e)           This Agreement, the Purchase Agreement, and the Ancillary Documents contain the entire agreement of the parties hereto with respect to its subject matter and supersede all prior agreements, understandings, or arrangements the parties hereto, whether oral or written, with respect to the subject matter hereof. There are no representations, warranties, covenants, or other agreements except as stated or referred to in this Agreement, the Purchase Agreement, and the Ancillary Documents with regard to the subject matter hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

GLYECO, INC.
SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, intending to irrevocably bind Recycool, Inc., a Minnesota corporation, by this Subscription Agreement, Seller is executing this Subscription Agreement on __________________________, 2011.

Seller hereby subscribes for an aggregate total of _________________ shares of Common Stock, $0.0001 par value per share, of GlyEco, Inc., a Nevada corporation, to be allocated and distributed as set forth in the Purchase Agreement.

Name(s) in which the Shares are to be registered: Recycool, Inc., a Minnesota corporation

Employer Identification Number:
Principal Place of Business:
Principal Place of Business Address:
Email Address:

RECYCOOL, INC., a Minnesota corporation

By:
Name:
Title:

SUBSCRIBED AND SWORN to before me this ______ the day of _________________, 2011.

Notary Seal:
Notary Public

ACCEPTED ON   ___________, 2011.

GLYECO, INC., a Nevada corporation

By:
John d’Arc Lorenz, II, Chairman and Chief Executive Officer

GlyEco Acquisition Corp #1, an Arizona corporation

By:
John d’Arc Lorenz, II, Chairman and Chief Executive Officer

EXHIBIT D

SELLER ACCREDITED INVESTOR QUESTIONNAIRE

GlyEco, Inc.
4802 E. Ray Road, Suite 23-196
Phoenix, AZ 85044
Attn: John d’Arc Lorenz, II, President

Ladies and Gentlemen:

The information contained herein is being furnished to GlyEco, Inc., a Nevada corporation (“GlyEco”), and GlyEco Acquisition Corp #1, an Arizona corporation and wholly-owned subsidiary of GlyEco (“Buyer”), by Recycool, Inc., a Minnesota corporation (“Seller”), to establish that certain criteria are met that would permit the issuance of the Shares by GlyEco to Seller pursuant to the terms and conditions of that certain Asset Purchase Agreement, dated as of December 16, 2011 (the “Purchase Agreement”), by and among Seller, Buyer, Marty Rosauer, an individual, Kurt Rosauer, an individual, and Dennis Scott, an individual.

Please complete, sign, date, and return one copy of this Accredited Investor Questionnaire to Buyer and to GlyEco along with your executed Subscription Agreement.Your investment in the Shares is being consummated pursuant to an exemption from registration under the Securities Act. Capitalized terms used but not otherwise defined in this Accredited Investor Questionnaire will have the meanings ascribed to such terms in the Subscription Agreement. Seller understands that: (i) Buyer and GlyEco will rely upon the information contained herein for purposes of such determination; (ii) the Shares will not be registered under the Securities Act or any applicable state or foreign laws and are being issued in reliance on an exemption(s) from registration provided by the Securities Act and applicable state or foreign laws or regulations; and (iii) this Accredited Investor Questionnaire is not an offer to sell the Shares.

Seller represents to Buyer and to GlyEco that: (a) the information contained herein is complete and accurate and may be relied upon by Buyer and GlyEco; and (b) Seller will notify Buyer and GlyEco in writing immediately of any material change in any of such information occurring prior to the purchase of the Shares, if any purchase is made, by Seller.

SELLER UNDERSTANDS AND AGREES THAT, ALTHOUGH THIS QUESTIONNAIRE WILL BE KEPT STRICTLY CONFIDENTIAL, BUYER AND GLYECO MAY PRESENT THIS QUESTIONNAIRE TO SUCH PARTIES AS THEY DEEM ADVISABLE IF CALLED UPON TO ESTABLISH THE AVAILABILITY UNDER ANY FEDERAL, STATE, OR FOREIGN SECURITIES LAWS OF AN EXEMPTION FROM REGISTRATION.

Seller is willing and able to bear the economic risk of an investment in the Shares. In making this statement, consideration has been given to whether Seller could afford to hold the Shares for an indefinite period and whether, at this time, Seller could afford a complete loss. Seller offers, as evidence of ability to bear economic risk, the information hereinafter set forth in this Accredited Investor Questionnaire.

1.          Investor Information. Buyer and GlyEco may only accept subscriptions from Persons who meet accredited investor requirements. Therefore, certain information is requested below.

(A)         Name: Recycool, Inc., a Minnesota corporation
               EIN:           41-1812261
(B)          Business Address: PO Box 54 Hugo, MN 55038

    Telephone Number: 651-653-5074

2.          Seller is a corporation.

(A)          CORPORATION.

(i)  Date Incorporated: 5-15-1995
(ii)  State of Incorporation: MN
(iii)  Name of President: Marty Rosauer
(iv)  Name of Authorized Officer: Marty Rosauer
(v)  Title of Authorized Officer: President
(iv) Names of Shareholders: Kurt Rosauer, Marty Rosauer, Dennis Scott
(v)  Names of Directors: Kurt Rosauer, Marty Rosauer, Dennis Scott
(vi)  Names of Officers: Kurt Rosauer, Marty Rosauer, Dennis Scott

3.          Indicate whether Seller is acting solely for Seller’s own account for investment and not with a view to resale or distribution of the Shares:

 X         Yes                       No

If not, please explain:

4.          The exemption from registration under the Securities Act pursuant to Regulation D promulgated thereunder permits sales by the issuer to “accredited investors.”Listed below are applicable categories of “accredited investors.” Please check the appropriate space provided below if you fall within one or more of these categories.

Seller meets one or more of the following “accredited” categories as indicated in the space provided below (check any and all appropriate categories):

                                   (A)  Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self- directed plan, with investment decisions made solely by persons that are accredited investors.

                                    (B)  Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

                X                 (C)  An entity in which all equity owners are accredited investors.

The information contained in this Accredited Investor Questionnaire is complete and accurate, and Seller will notify Buyer and GlyEco promptly of any change in any of such information. Seller realizes and understands that, but for the truth of the information contained herein, Seller would not receive consideration by Buyer or GlyEco pertaining to this investment.

EXECUTED this ____ day of ____________________, 2011.

RECYCOOL, INC., a Minnesota corporation

By:
Name:
Title:

EXHIBIT E

ASSIGNMENT AND BILL OF SALE

1.          Sale and Transfer of Assets. For good and valuable consideration, the receipt, adequacy, and legal sufficiency of which are hereby acknowledged, and as contemplated by Section 9 of that certain Asset Purchase Agreement, dated as of December 16, 2011 (the “Purchase Agreement”), by and among by and among RECYCOOL, INC., a Minnesota corporation (“Seller”), MARTY ROSAUER, an individual (“M. Rosauer”), KURT ROSAUER, an individual (“K. Rosauer”), DENNIS SCOTT, an individual (“Scott” and collectively with M. Rosauer and K. Rosauer, the “Selling Principals”), and GlyEco Acquisition Corp #1, an Arizona corporation (“Buyer”), Seller hereby sells, transfers, assigns, conveys, grants, and delivers to Buyer, effective at the Closing (as defined in the Purchase Agreement), all of Seller’s right, title, and interest in and to the Business and all of the Assets (as defined in the Purchase Agreement). Capitalized terms used but not otherwise defined in this Assignment and Bill of Sale will have the meanings ascribed to such terms in the Purchase Agreement.

2.          Further Actions. Seller covenants and agrees to warrant and defend the sale, transfer, assignment, conveyance, grant, and delivery of the Business and the Assets hereby made against all Persons whomsoever, to take all steps reasonably necessary to establish the record of Buyer’s title to the Business and the Assets, and to execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably request to more effectively transfer and assign to and vest in Buyer the Business and each of the Assets, all at the sole cost and expense of Seller.

3.          Power of Attorney. Without limiting Section 3 hereof, Seller hereby constitutes and appoints Buyer the true and lawful agent and attorney in fact of Seller, with full power of substitution and resubstitution, in whole or in part, in the name and stead of Seller, but on behalf and for the benefit of Buyer and its successors and assigns, from time to time:

(a)          to demand, receive, and collect any and all of the Assets and to give receipts and releases for and with respect to the same, or any part thereof;

(b)          to institute and prosecute, in the name of Seller or otherwise, any and all Proceedings at law, in equity, or otherwise, that Buyer or its successors and assigns may deem proper in order to collect or reduce to possession any of the Assets and in order to collect or enforce any claim or right of any kind hereby assigned or transferred, or intended so to be;

(c)          to do all things legally permissible, required, or reasonably deemed by Buyer to be required to recover and collect the Assets and to use Seller’s names in such manner as Buyer may reasonably deem necessary for the collection and recovery of same; and

(d)          to execute and deliver all documents and assignments and to make all filings and recordings in order to effectuate the transfer to Buyer of all title and ownership of Seller in the Assets, including, but not limited to, all applicable Intellectual Property, trade names, Trademarks, and service marks.

Seller hereby declares that the foregoing powers are coupled with an interest and are and will be irrevocable by Seller.

4.          Terms of the Purchase Agreement. The terms of the Purchase Agreement, including, without limitation, Seller’s representations, warranties, covenants, agreements, and indemnities relating to the Business and the Assets, are incorporated herein by this reference. Seller acknowledges and agrees that the representations, warranties, covenants, agreements, and indemnities contained in the Purchase Agreement will not be superseded hereby but will remain in full force and effect to the full extent provided therein.In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement will control.

5.          Miscellaneous.

(a)          Headings. The section headings used herein are inserted for convenience only and will not affect in any way the meaning or interpretation of this Assignment and Bill of Sale.

(b)          Governing Law. This Assignment and Bill of Sale will be governed by and construed in accordance with the laws of the State of Arizona.

(c)          Counterparts. This Assignment and Bill of Sale may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, Seller has executed this Assignment and Bill of Sale as of the Closing Date.

RECYCOOL, INC., a Minnesota corporation

By:
Name:
Title:

ACCEPTED AND AGREED:

GlyEco Acquisition Corp #1, an Arizona corporation

By:
John d’Arc Lorenz, II, Chairman and Chief Executive Officer

EXHIBIT F

ASSIGNMENT AND ASSUMPTION AGREEMENT

1.          Assumption of Liabilities and Contracts. For good and valuable consideration, the receipt, adequacy, and legal sufficiency of which are hereby acknowledged, and as contemplated by Section 2.2 of that certain Asset Purchase Agreement, dated as of December 16, 2011 (the “Purchase Agreement”), by and among RECYCOOL, INC., a Minnesota corporation (“Seller”), MARTY ROSAUER, an individual (“M. Rosauer”), KURT ROSAUER, an individual (“K. Rosauer”), DENNIS SCOTT, an individual (“Scott” and collectively with M. Rosauer and K. Rosauer, the “Selling Principals”), and GlyEco Acquisition Corp #1, an Arizona corporation (“Buyer”), effective at the Closing (as defined in the Purchase Agreement), Seller hereby sells, transfers, assigns, conveys, grants, and delivers to Buyer and Buyer hereby accepts the foregoing assignment and hereby agrees to perform all of Seller’s liabilities and obligations arising from and after the Closing only under the contracts and liabilities described on Attachment A attached hereto (collectively, the “Assumed Liabilities”).Capitalized terms used but not otherwise defined in this Assignment and Assumption Agreement will have the meanings ascribed to such terms in the Purchase Agreement

2.          Further Actions. Seller will execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably request to more effectively transfer and assign to and vest in Buyer each of the Assumed Liabilities, all at the sole cost and expense of Seller.

3.          Terms of the Purchase Agreement. The terms of the Purchase Agreement, including, without limitation, Seller’s representations, warranties, covenants, agreements, and indemnities relating to the Assumed Liabilities, are incorporated into this Assignment and Assumption Agreement by this reference. Seller acknowledges and agrees that the representations, warranties, covenants, agreements, and indemnities made by Seller in the Purchase Agreement will remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms and conditions of the Purchase Agreement and the terms and conditions of this Assignment and Assumption Agreement, the terms and conditions of the Purchase Agreement will control.

4.          Indemnification. Seller will pay, defend, indemnify, save, and keep harmless the Buyer Indemnified Parties against and from all liabilities, demands, claims, actions, losses, fines, penalties, damages, costs, and expenses arising out of or relating to any of Seller’s liabilities and obligations, except for the Assumed Liabilities expressly assumed by Buyer under this Assignment and Assumption Agreement and set forth on Attachment A attached hereto.

5.          Miscellaneous.

a.          Headings. The section headings used herein are inserted for convenience only and will not affect in any way the meaning or interpretation of this Assignment and Assumption Agreement.

b.          Governing Law. This Assignment and Assumption Agreement will be governed by and construed in accordance with the laws of the State of Arizona.

c.          Counterparts. This Assignment and Assumption Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the Closing Date.

SELLER:

RECYCOOL, INC., a Minnesota corporation

By:
Name:
Title:

BUYER:

GlyEco Acquisition Corp #1, an Arizona corporation

By:
John d’Arc Lorenz, II, Chairman and Chief Executive Officer

ATTACHMENT A
Assumed Liabilities

Unless a new lease is entered into pursuant to Section 4.17, Office/Warehouse Lease dated September 1, 2000 and subsequent amendments, by and between Seller and Bolger Building Partnership, L.L.P.

EXHIBIT G

SELLER CLOSING CERTIFICATE

I, ___________________________________, do hereby certify that:

1.           I am the duly elected and acting of RECYCOOL, INC., a Minnesota corporation, organized, existing, and in good standing under the laws of the State of Minnesota (the “Company”).

2.           Attached hereto as Attachment A is a true and complete copy of the Bylaws of the Company. The Bylaws attached as Attachment A have not been amended, rescinded, or modified, and is in full force and effect and will be in full force and effect at the Closing.

3.           Attached hereto as Attachment B and Attachment C are a true and complete copies of all resolutions adopted by the shareholders and the Board of Directors of the Company, respectively, authorizing the execution, delivery, and performance of the Asset Purchase Agreement by and among the Company, MARTY ROSAUER, an individual, KURT ROSAUER, an individual, DENNIS SCOTT, an individual, and GlyEco Acquisition Corp #1, an Arizona corporation (“Buyer”), dated as of ___________________, 2011 (the “Purchase Agreement”), and all related agreements and other documents. All capitalized terms used but not otherwise defined in this Seller Closing Certificate will have the meanings ascribed to such terms in the Purchase Agreement. All such resolutions attached as Attachment B and Attachment C: (i) are in full force and effect and will be in full force and effect at the Closing; (ii) constitute all of the resolutions adopted by the shareholders and the Board of Directors of the Company in connection with the Contemplated Transactions and the Purchase Agreement; and (iii) have note been amended, rescinded, or modified.

4.           Attached hereto as Attachment D is a true and correct copy of the Articles of Incorporation of the Company filed with the Minnesota [Secretary of State] ____________. The Articles of Incorporation attached as Attachment D have not been amended, rescinded, or modified, and are in full force and effect and will be in full force and effect at the Closing.

5.           The following individual is the duly qualified and acting officer of the Company in the capacity indicated, and the signature set forth after his or her name and title is his or her true and genuine signature:

Name	Office	Signature

The specimen signature above includes the signature of the duly qualified officer of the Company executing on behalf of the Company the Purchase Agreement, the Ancillary Documents, and any other document, Contract, or instrument furnished by the Company pursuant to the Purchase Agreement.

6.           All of the representations and warranties of Seller and Selling Principals set forth in the Purchase Agreement, the Ancillary Documents, and any other document, Contract, or instrument furnished by Seller and Selling Principals pursuant thereto are true and correct, and will be true and correct at the Closing.

7.           The Company has performed and complied in all material respects with all covenants and agreements under the Purchase Agreement and the Ancillary Documents required to be performed or complied with by the Company on or prior to the Closing.

8.           At the Closing, no action or Proceeding by or before any Governmental Entity has been or will have been instituted or threatened (except those subsequently settled, dismissed, or otherwise terminated) which is reasonably expected to restrain, prohibit, or invalidate the Contemplated Transactions or would otherwise have a material adverse effect on the Assets or the Business.

9.           At the Closing, the Company has obtained all consents, authorizations, and approvals of all Governmental Entities and other Persons which were required to be obtained in order to consummate the Contemplated Transactions.

IN WITNESS WHEREOF, this Seller Closing Certificate is executed as of ____________ ____, 2011.

The undersigned, as of RECYCOOL, INC., a Minnesota corporation, does hereby certify that the foregoing signature in Section 5 of this Seller Closing Certificate is the true and genuine signature of______________________, _________________ of the Company.

RECYCOOL, INC., a Minnesota corporation

By:
Name:
Title:

ATTACHMENT A
Bylaws

(Attached)

ATTACHMENT B

Resolution of Shareholders

(Attached)

ATTACHMENT C

Resolution of the Board of Directors

(Attached)

ATTACHMENT D

Articles of Incorporation

(Attached)

EXHIBIT H

BUYER CLOSING CERTIFICATE

I, John d’Arc Lorenz II, do hereby certify that:

1.           I am the duly elected and acting President of GlyEco Acquisition Corp #1, an Arizona corporation (the “Company”).

2.           Attached hereto as Attachment A is a true and complete copy of the Bylaws of the Company. The Bylaws attached as Attachment A have not been amended, rescinded, or modified, and are in full force and effect and will be in full force and effect at the Closing.

3.           Attached hereto as Attachment B are a true and complete copies of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery, and performance of the Asset Purchase Agreement by and among the Company, RECYCOOL, INC., a Minnesota corporation (“Seller”), MARTY ROSAUER, an individual, KURT ROSAUER, an individual, DENNIS SCOTT, an individual, dated as of ______________, 2011 (the “Purchase Agreement”), and all related agreements and other documents. All capitalized terms used but not otherwise defined in this Buyer Closing Certificate will have the meanings ascribed to such terms in the Purchase Agreement. The resolutions attached as Attachment B are currently in full force and effect and constitute all of the resolutions adopted by the Board of Directors of the Company in connection with the Contemplated Transactions.

4.           Attached hereto as Attachment C is a true and correct copy of the Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on ________________, 2011, which Certificate of Incorporation has not been amended, rescinded, or modified.

1. The following individual is a duly elected, qualified, and acting officer of the Company in the capacity indicated, and the signature set forth after his name and title is his true and genuine signature:

Name	Office	Signature
John d’Arc Lorenz, II	Chairman and Chief Executive Officer

The specimen signature above includes the signature of the officer of the Company executing on behalf of the Company the Purchase Agreement, the Ancillary Documents, and any other document or instrument furnished by the Company pursuant to the Purchase Agreement.

6.           All of the representations and warranties of Buyer set forth in the Purchase Agreement are true and correct and will be true and correct at the Closing.

7           The Company has performed and complied in all material respects with all covenants and agreements set forth in the Purchase Agreement required to be performed or complied with by the Company on or prior to the Closing.

IN WITNESS WHEREOF, this Buyer Closing Certificate is executed as of as of _________ _____, 2011.

GlyEco Acquisition Corp #1, an Arizona corporation

By:
John d’Arc Lorenz, II, Chairman and Chief Executive Officer

ATTACHMENT A

Bylaws

(Attached)

ATTACHMENT B

Resolutions of the Board of Directors

(Attached)

ATTACHMENT C

Certificate of Incorporation

(Attached)